Exhibit 10.5

This instrument was drafted by, and

when recorded this instrument

should be returned to:

Randolph J. Rush, Esq.

Winderweedle, Haines, Ward

  & Woodman, P.A.

Post Office Box 880

Winter Park, Florida 32790-0880

Loan No. 09090

[Above space reserved for recording information.]

For Tax Parcel I.D. Numbers, see Exhibit “A” attached hereto.

CONSTRUCTION/PERMANENT

MORTGAGE

AND

SECURITY AGREEMENT

AND

FIXTURE FINANCING STATEMENT

DATED AS OF

August 27, 2007

GRANTED BY

IMESON WEST I, LLC,

a Florida limited liability company

TO

THRIVENT FINANCIAL FOR LUTHERANS,

a Wisconsin corporation

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CONSTRUCTION /PERMANENT

MORTGAGE

AND

SECURITY AGREEMENT

AND

FIXTURE FINANCING STATEMENT

THIS CONSTRUCTION/PERMANENT MORTGAGE AND SECURITY AGREEMENT AND FIXTURE FINANCING STATEMENT (“Mortgage”) is made and delivered as of August 27, 2007 by IMESON WEST I, LLC, a Florida limited liability company (collectively, if more than one, “Mortgagor”), having a mailing address of 3600 Vineland Road, Suite 101, Orlando, Florida 32811, for the benefit of THRIVENT FINANCIAL FOR LUTHERANS, a Wisconsin corporation (“Mortgagee”), having a mailing address of: Thrivent Financial for Lutherans, Attention: Loan Administration - Mortgage and Real Estate Investments, 625 Fourth Avenue South, Minneapolis, Minnesota 55415.

WITNESSETH:

WHEREAS, Mortgagor is indebted to Mortgagee, as evidenced by that certain Promissory Note (“Note”) of even date herewith, in the original principal sum of Thirty Million and 00/100 Dollars ($30,000,000.00) (“Loan”), both principal and interest of the Note being payable at the office of Mortgagee as more specifically set forth therein.

WHEREAS, Mortgagor and Mortgagee desire and intend that the Note be secured by: (1) this Mortgage; (2) an Assignment of Leases and Rents from Mortgagee, as assignor, in favor of Mortgagor, as assignee, of even date herewith; (3) Financing Statements; and (4) other and sundry documents and agreements. This Mortgage and all other documents and agreements given as security for the Note are referred to collectively as the “Loan Documents” and singularly as a “Loan Document”.

NOW, THEREFORE, , in consideration and as security for (a) the sums advanced to Mortgagor under the Note, in hand paid by Mortgagee, the receipt and sufficiency of which is hereby acknowledged, and to secure the payment of the principal, interest, and premium, if any, on the Note the terms and conditions of which are incorporated herein by reference and made a part hereof, together with any extensions or renewals thereof, due and payable with interest thereon as provided therein, the balance of said principal sum together with interest thereon being due and payable in any event on September 1, 2023 (“Maturity Date”), (b) all sums advanced in protecting the lien of this Mortgage, (i) in payment of taxes on the “Premises” (as that term is hereinafter defined), (ii) in payment of insurance premiums covering improvements thereon, (iii) in payment of principal and interest on prior liens, (iv) in payment of advances made by Mortgagee to protect the Real Property from waste, (v) in payment of expenses and actual attorneys’ fees herein provided for and (vi) for all other sums advanced for any other purpose authorized herein (the Note and all such sums, together with interest thereon, being hereinafter collectively referred to as the “Indebtedness”), and (c) to secure the performance by Mortgagor of each and every term, covenant, agreement and condition contained in the Note and

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the Loan Documents, Mortgagor does hereby MORTGAGE, GRANT, BARGAIN, SELL AND CONVEY unto Mortgagee, its successors and assigns, forever, AND GRANTS TO MORTGAGEE A SECURITY INTEREST IN the following properties to secure payment of the Indebtedness (all of the following being hereafter collectively referred to as the “Premises”):

GRANTING CLAUSES

A.        Real Property.  All the tracts or parcels of real property lying and being in the County of Duval, State of Florida as more fully described in Exhibit “A” attached hereto and which is hereby incorporated into this Mortgage by reference (“Real Property”), together with all the Mortgagor’s estates and rights in and to the Real Property, and in and to lands lying in streets, alleys and roads or gores of land adjoining the Real Property, all minerals, oil, gas and other hydrocarbon substances on, in and under the Real Property, as well as all development rights, air rights, water, water rights, water stock, mineral or oil rights and parking rights relating to, generated from, arising out of or incidental to the Real Property, its ownership, development or use.

B.        Improvements, Fixtures, Equipment and Personal Property. All buildings, structures, improvements, fixtures and annexations, access rights, easements, rights of way or use, servitudes, licenses, tenements, hereditaments and appurtenances now or hereafter belonging or pertaining to the Real Property and all proceeds and products derived therefrom whether now owned or hereafter acquired; and all equipment (including Mortgagor’s interest in any lease of such equipment), fixtures, improvements, building supplies and materials and personal property owned by Mortgagor now or hereafter attached to, located in, placed in or necessary to the use, operation or maintenance of the improvements on the Real Property including, but without being limited to, all machinery, fittings, fixtures, apparatus, equipment or articles used to supply heating, gas, electricity, air conditioning, water, light, waste disposal, power, refrigeration, ventilation, and fire and sprinkler protection, as well as all elevators, escalators, overhead cranes, hoists and assists, and the like, and all furnishings, supplies, draperies, maintenance and repair equipment, window and structural cleaning rigs and equipment, floor coverings, appliances, screens, storm windows, blinds, awnings, shrubbery and plants, stoves, ranges, ovens, refrigerators, air conditioners, dishwashers, clothes dryers, washing machines, disposals and compactors (it being understood that the enumeration of specific articles of property shall in no way be held to exclude items of property not specifically enumerated), as well as renewals, replacements, proceeds, additions, accessories, increases, parts, fittings, insurance payments, awards and substitutes thereof, together with all interest of Mortgagor in any such items hereafter acquired, and all personal property which by the terms of any lease of the Real Property shall become the property of Mortgagor at the termination of such lease, all of which personal property mentioned herein shall be deemed fixtures and accessory to the freehold and a part of the realty and not severable in whole or in part without material injury to the Premises, but excluding therefrom the removable personal property owned by tenants in the Premises.

C.        Rents, Leases and Profits.  All rents, issues, income, revenue, receipts, fees, and profits now due or which may hereafter become due under or by virtue of and together with all right, title and interest of Mortgagor in and to any lease, license, sublease, contract or other kind of occupancy agreement, whether written or verbal, for the use or occupancy of the Premises or any part thereof together with all security therefor and all monies payable thereunder, including,

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without limitation, tenant security deposits, and a copy of all books and records which contain information pertaining to payments made thereunder and security therefor, subject, however, to the conditional permission herein given to Mortgagor to collect the rents, income and other normal income benefits arising under any agreements. Mortgagee shall have the right, not as a limitation or condition hereof but as a personal covenant available only to Mortgagee, at any time and from time to time, to notify any lessee of the rights of Mortgagee hereunder.

Together with all right, title and interest of Mortgagor in and to any and all contracts for sale and purchase of all or any part of the property described in these Granting Clauses A, B and C hereof, and any down payments, earnest money deposits or other sums paid or deposited in connection therewith.

D.        Judgments, Condemnation Awards, Insurance Proceeds, and Other Rights. All awards, compensation or settlement proceeds made by any governmental or other lawful authorities for the threatened or actual taking or damaging by eminent domain of the whole or any part of the Premises, including any awards for a temporary taking, change of grade of streets or taking of access, together with all insurance proceeds resulting from a casualty to any portion of the Premises; all rights and interests of Mortgagor against others, including adjoining property owners, arising out of damage to the property including damage due to environmental injury or release of hazardous substances.

E.        Licenses, Permits, Equipment Leases and Service Agreements. All right, title and interest of Mortgagor in and to any licenses, permits, regulatory approvals, government authorizations, franchise agreements and equipment or chattel leases, service contracts or agreements and all proceeds therefrom, arising from, issued in connection with or in any way related to the use, occupancy, operation, maintenance or security of the Premises, together with all replacements, additions, substitutions and renewals thereof, which may be assigned pursuant to agreement or law.

F.        Proceeds.  All sale proceeds, refinancing proceeds or other proceeds, including deposits and down payments derived from or relating to the Premises described in Granting Clauses A through E herein.

TO HAVE AND TO HOLD THE SAME, together with the possession, right of possession of the Premises unto Mortgagee, its successors and assigns, forever.

PROVIDED NEVERTHELESS, that if Mortgagor, Mortgagor’s heirs, administrators, personal representatives, successors or assigns, shall pay to Mortgagee, its successors or assigns, the full amount of the Indebtedness as and when due, and shall keep and perform all of the covenants and agreements herein contained, then this Mortgage shall become null and void, and shall be released at Mortgagor’s expense, otherwise this Mortgage to remain in full force and effect.

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ARTICLE 1.

GENERAL REPRESENTATIONS AND WARRANTIES

SECTION 1.1      Representations and Warranties.

Mortgagor represents and warrants to Mortgagee, its successors and assigns, that, as of the date hereof:

(a)        Mortgagor, for Mortgagor, Mortgagor’s administrators, personal representatives, successors and assigns, covenants with Mortgagee, its successors and assigns, that Mortgagor is lawfully seized of the Premises and has good right to sell and convey the same.

(b)        The Premises are free from all encumbrances except as may be set forth in Schedule B of that certain ALTA Mortgagee’s Policy of Title Insurance (“Title Policy”) issued to Mortgagee by Attorney’s Title Insurance Fund, Inc., and insuring the first lien position of this Mortgage (“Permitted Encumbrances”).

(c)        Mortgagee, its successors and assigns, shall quietly enjoy and possess the Premises.

(d)        Mortgagor, its successors and assigns, will WARRANT AND DEFEND the title to the same against all lawful claims not specifically excepted in this Mortgage. As used herein the words “successors and assigns” shall also be deemed to include the heirs, representatives, administrators and executors of any natural person who is a party to the Mortgage.

(e)        If Mortgagor is a corporation, partnership, limited liability company or trust, it is duly organized, validly existing and in active status under the laws of the State or Commonwealth of its organization, is duly qualified to do business in all states in which it is required to be so qualified, and has all requisite power and authority to enter into this Mortgage and to perform its obligations hereunder; the execution, delivery and performance of this Mortgage by Mortgagor has been duly and validly authorized; and all requisite action has been taken by Mortgagor to make this Mortgage valid and binding upon Mortgagor, enforceable in accordance with its terms.

(f)        If Mortgagor is an individual, such individual is of legal age, is under no legal disability and is fully competent to make, execute and deliver this Mortgage.

(g)        If Mortgagor is a corporation, partnership, limited liability company, trust, or other form of business entity, neither the execution and delivery of this Mortgage nor the performance of the provisions of the agreements herein contained on the part of Mortgagor will contravene, violate or constitute a default under the organizational and other governing instruments of such Mortgagor or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under any agreement, indenture, loan or credit agreement or other instrument to which Mortgagor or the Premises is subject or result in the violation of any

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law, rule, regulation, order, judgment or decree to which Mortgagor or the Premises is subject.

(h)        If Mortgagor is an individual, neither the execution and delivery of this Mortgage nor the performance of the provisions of the agreements herein contained on the part of such Mortgagor will result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under any agreement, indenture, loan or credit agreement or other instrument to which Mortgagor or the Premises is subject or result in the violation of any law, rule, regulation, order, judgment or decree to which Mortgagor or the Premises is subject.

(i)        There are no (i) bankruptcy proceedings pending in which Mortgagor is a Debtor; (ii) dissolution proceedings pending with respect to Mortgagor that will remain pending after the execution and delivery of this Mortgage; (iii) unsatisfied judgments of record against Mortgagor; or (iv) tax liens filed against Mortgagor.

(j)        The Loan Documents have been duly executed and delivered by Mortgagor and constitute the legal, valid and binding obligations of Mortgagor, enforceable in accordance with their terms, except as to enforcement of remedies, as may be limited by bankruptcy, insolvency or similar laws affecting generally the enforcement of creditor’s remedies.

(k)        There are no judgments, suits, actions or proceedings at law or in equity or by or before any governmental instrumentality or agency now pending against or, to the best of Mortgagor’s knowledge, threatened against Mortgagor or its properties, or both, in writing, nor has any judgment, decree or order been issued against Mortgagor or its properties, or both, which would have a material adverse effect on the Premises or the financial condition of Mortgagor or Mortgagor’s properties.

(l)        No consent or approval of any regulatory authority having jurisdiction over Mortgagor is necessary or required by law as a prerequisite to the execution, delivery and performance of the terms of the Loan Documents.

(m)        Any and all balance sheets, net worth statements and other financial statements and data which have heretofore been given to Mortgagee by Mortgagor, or at the direction of the Mortgagor, with respect to Mortgagor fairly and accurately represent the financial condition of Mortgagor as of the date thereof, and, since the effective date of such materials, there has been no material adverse change in the financial condition of Mortgagor.

(n)        Mortgagor is not, as of the date hereof, in default in the payment of any of Mortgagor’s obligations.

(o)        The Premises are free from any mechanics’ or materialmen’s liens or claims. There has been no labor or materials furnished to the Premises that has not been paid for in full.

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(p)        Mortgagor has no notice, information or knowledge of any change contemplated in any applicable law, ordinance, regulation or restriction, or any judicial, administrative, governmental or quasi-governmental action, or any action by adjacent land owners, or natural or artificial condition existing upon the Premises which would limit, restrict or prevent the contemplated or intended use and purpose of the Premises.

(q)        There is no pending condemnation or similar proceeding affecting the Premises, or any portion thereof nor, to the best knowledge of Mortgagor, is any such action being presently contemplated.

(r)        No part of the Premises is being used or will be used principally, or at all, for agricultural or farming purposes.

(s)        The Premises have not sustained damage by fire, windstorm or other casualty that has not been fully repaired and restored.

(t)        Neither Mortgagor nor any affiliated entity has been the subject of foreclosure or insolvency proceedings. “Affiliated entity” means a corporation, partnership or other legal entity that owns or holds more than one-half of the stock or ownership interest in the Mortgagor, a corporation, partnership or other legal entity, more than one-half of the sock or ownership interest of which is owned by Mortgagor, or a corporation, partnership or other legal entity, more than one-half of the stock or ownership interest of which is owned by a corporation, partnership or legal entity that owns more than one-half of the stock or ownership interest of the Mortgagor.

(u)        Mortgagor is neither an “employee benefit plan” as defined under ERISA nor a “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code, and the Premises do not constitute “plan assets” within the meaning of the Department of Labor Regulation Section 2510.3-101.

(v)        Neither Mortgagor nor any officers, members of the board of directors, and shareholders of Mortgagor (collectively, the “Principals”) is or will become a “Person” described by Section 1 of The Anti-Terrorism Executive Order 13,224 of September 23, 2001 blocking property and prohibiting transactions with Persons who commit, threaten to commit, or support terrorism, 66 Fed. Reg. 49,049 (2001), or described in any rule or regulation implementing the same and, to the best knowledge and belief of the Mortgagor after due and adequate diligence, neither Mortgagor nor any principal of Mortgagor engages or will engage in any dealings or transactions, or be otherwise associated with, any such Persons.

(w)        Mortgagor and all Principals of Mortgagor are in compliance, and will remain in compliance, with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA Patriot Act”).

(x)        The Premises complied with all requirements of the Americans with Disabilities Act, 42 U.S.C. Sections 12101-12213, as amended (the “ADA”) at the time it was constructed, if the ADA had been enacted and was applicable and, to the extent the

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ADA has required or shall require modification, enhancement or changes in the construction of the Premises from time to time with respect to the Premises, such modifications, enhancements or changes have been made or shall be made by the Mortgagor in a manner and extent that will prevent the Premises from violating at any time any applicable construction standards of the ADA.

(y)        The Premises complied with (i) all zoning ordinances, energy and environmental codes, building and use restrictions and codes at the time it was constructed and to the extent amendments and adoption of new laws have required that modifications, enhancements or changes be made in the Premises, such modifications, enhancements or changes have been made or shall be made by the Mortgagor in a manner and extent that will prevent the Premises from violating at any time any such codes, and (ii) any requirements with respect to licenses, permits and agreements necessary for the lawful use and operation of the Premises.

(z)        The heating, electrical, sanitary sewer plumbing, storm sewer plumbing, potable water plumbing and other building equipment, fixtures and fittings are in good condition and working order, are adequate in quantity and quality for normal and usual use, and are fit for the purposes intended and the use contemplated.

SECTION 1.2      Continuing Obligation.

Mortgagor further warrants and represents that all statements made hereunder are true and correct and that all financial statements, data and other information provided to Mortgagee by Mortgagor relating to or provided in connection with this transaction has not and does not contain any statement which, at the time and in the light of the circumstances under which it was made, would be false or misleading with respect to any material fact, or would omit any material fact necessary in order to make any such statement contained therein not false or misleading in any material respect, and since such statement, data or information was provided there has been no material change thereto or to the condition of Mortgagor. Should Mortgagor subsequently obtain knowledge that such representation was or is untrue, Mortgagor shall immediately notify Mortgagee as to the untrue nature of said representation and agrees to take such action as may be necessary to cause such representation to become true.

ARTICLE 2.

COVENANTS AND AGREEMENTS

Mortgagor further covenants and agrees for the benefit of Mortgagee, its successors and assigns, as follows:

SECTION 2.1      Payment of Indebtedness and Observance of Covenants.

Mortgagor will duly and punctually pay each and every installment of principal, premium, if any, and interest on the Note, all deposits required herein, and all other Indebtedness, as and when the same shall become due, and shall duly and punctually perform and observe all of the covenants, agreements and provisions contained herein, in the Note and any other Loan Documents, as such instrument may be amended, modified, restated and in effect from time to time.

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SECTION 2.2      Maintenance and Repairs.

Mortgagor agrees that it will keep and maintain the Premises in good order, repair and operating condition, free from any waste or use prohibited herein or by law, and will comply with all requirements of law, municipal ordinances and regulations, restrictions and covenants affecting the Premises and their use, and will promptly repair or restore any buildings, improvements or structures now or hereafter on the Premises, which may become damaged or destroyed, to their condition prior to any such damage or destruction. Mortgagor further agrees that without the prior written consent of Mortgagee, it will not remove or expand any improvements on the Premises, erect any new improvements or make any material alterations in any improvements which will alter the basic structure, adversely affect the market value or change the existing architectural character of the Premises, and agrees that any other buildings, structures and improvements now or hereafter constructed on or in the Premises or repairs made to the Premises shall be completed in a good and workmanlike manner, in accordance with all applicable governmental laws, regulations, requirements and permits and in accordance with plans and specifications previously delivered to, and approved in advance and in writing by Mortgagee. Mortgagor agrees not to acquiesce in any rezoning classification, modification or restriction affecting the Premises without the written consent of Mortgagee. Mortgagor agrees that it will not abandon or vacate the Premises. Mortgagor agrees that it will maintain, clean and repair and all parking areas within the Premises, including but not limited to existing lighting, together with any sidewalks, driveways and sufficient paved areas for ingress and egress to and from the adjacent public thoroughfare for the use thereof and maintain all existing landscaping thereon.

SECTION 2.3      Payment of Operating Costs; Liens; and Other Indebtedness.

Mortgagor agrees that it will pay all operating costs and expenses of the Premises; keep the Premises free from mechanics’ liens, materialmen’s liens, judgment liens and other liens, executions, attachments or levies (hereinafter collectively referred to as “Liens”); and will pay when due all permitted indebtedness which may be secured by a mortgage, lien or charge on the Premises, whether prior to, subordinate to or of equal priority with the lien hereof, and upon request will exhibit to Mortgagee satisfactory evidence of such payment and discharge.

SECTION 2.4      Payment of Impositions.

Mortgagor will pay when due and before any penalty or interest attaches because of delinquency in payment, all taxes, installments of assessments, water charges, sewer charges, and other fees, taxes, charges and assessments of every kind and nature whatsoever assessed or charged against or constituting a lien on the Premises or any interest therein or the Indebtedness (hereinafter collectively referred to as the “Impositions”); and will upon demand furnish to Mortgagee proof of the payment of any such Impositions. In the event of a court decree or an enactment after the date hereof by any legislative authority of any law imposing upon a mortgagee the payment of the whole or any part of the Impositions herein required to be paid by Mortgagor, or changing in any way the laws relating to the taxation of mortgages or debts secured by mortgages or a mortgagee’s interest in mortgaged premises, so as to impose such Imposition on Mortgagee or on the interest of Mortgagee in the Premises, then, in any such event, Mortgagor shall bear and pay the full amount of such Imposition, provided that if for any

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reason payment by Mortgagor of any such Imposition would be unlawful, or if the payment thereof would constitute usury or render the Indebtedness wholly or partially usurious, Mortgagee, at its option, may declare the whole sum secured by this Mortgage with interest thereon to be immediately due and payable, without payment of a Reinvestment Charge or Default Premium (as such terms are defined in the Note and hereinafter referred to as the “Reinvestment Charge” and the “Default Premium”), or Mortgagee, at its option, may pay that amount or portion of such Imposition as renders the Indebtedness unlawful or usurious, in which event Mortgagor shall concurrently therewith pay the remaining lawful and non-usurious portion or balance of said Imposition.

SECTION 2.5      Contest of Liens and Impositions.

Mortgagor shall have the right to contest in good faith the validity or amount of any Imposition or lien arising from any work performed at or materials furnished to the Premises which right, however, is conditional upon (i) such contest having the effect of preventing the collection of the tax, assessment or lien so contested and the sale or forfeiture of the Premises or any part thereof or interest therein to satisfy the same, (ii) Mortgagor giving Mortgagee written notice of its intention to contest the same in a timely manner, which, with respect to any contested tax or assessment, shall mean before any such tax, assessment or lien has been increased by any penalties or costs, and with respect to any contested construction lien claim, shall mean within thirty (30) days after Mortgagor receives actual notice of the filing thereof, (iii) Mortgagor filing such bond or other security as may be required by law to release the Premises from the claimed lien or Mortgagor making and thereafter maintaining with Mortgagee or such other depository as Mortgagee may designate, a deposit of cash (or United States government securities, in discount form, or other security as may, in Mortgagee’s sole discretion, be acceptable to Mortgagee, and in either case having a present value equal to the amount herein specified) in an amount no less than One Hundred Twenty-Five Percent (125%) of the amount which, in Mortgagee’s reasonable opinion, determined from time to time, shall be sufficient to pay in full such contested tax, assessment or lien and penalties, costs and interest that may become due thereon in the event of a final determination thereof adverse to Mortgagor or in the event Mortgagor fails to prosecute such contest as herein required, or in lieu thereof, Mortgagor providing to Mortgagee title insurance over such matters in form and substance reasonably acceptable to Mortgagee, and (iv) Mortgagor diligently prosecuting such contest by appropriate legal proceedings. In the event Mortgagor shall fail to prosecute such contest with reasonable diligence or shall fail to maintain sufficient funds, or other security as aforesaid, on deposit as hereinabove provided, Mortgagee may, at its option, liquidate the securities deposited with Mortgagee, and apply the proceeds thereof and other monies deposited with Mortgagee in payment of, or on account of, such taxes, assessments, or liens or any portion thereof then unpaid, including the payment of all penalties and interest thereon.

SECTION 2.6      Protection of Security.

Mortgagor agrees to promptly notify Mortgagee of and appear in and defend any suit, action or proceeding that affects the value of the Premises, the Indebtedness or the rights or interest of Mortgagee hereunder. Mortgagee may elect to appear in or defend any such action or proceeding and Mortgagor agrees to indemnify and reimburse Mortgagee from any and all loss,

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damage, expense or cost arising out of or incurred in connection with any such suit, action or proceeding, including costs of evidence of title and actual attorneys’ fees.

SECTION 2.7      Annual Statements.

Within one hundred twenty (120) days after the end of each calendar year during the term of this Mortgage, Mortgagor will furnish to Mortgagee (a) annual financial statements of Mortgagor, including a balance sheet and income statement, and (b) annual operating statements of the Premises, which shall include at least gross income itemized as to source, operating expenses (itemized), depreciation charges, and net income before and after federal income taxes, and a rent roll, and such additional information as Mortgagee may from time to time reasonably request. The financial statements of Mortgagor and the operating statements of the Premises shall be prepared and certified as true and correct by Mortgagor, shall be satisfactory in form and content to Mortgagee and shall be at the expense of Mortgagor. Mortgagor covenants that it shall keep true and accurate records of the operation of the Premises. All of the above required statements shall be prepared in adequate detail and shall conform to the methods used for income tax reporting on a cash basis. In the event the Premises are conveyed to a corporate entity pursuant to the terms of Section 2.9 below, such entity shall submit annual financial statements of the corporation and any supplemental schedules provided stockholders or officers, certified by an officer of the corporation, in addition to the operating statements described above. In the event that the Premises are conveyed to an individual pursuant to the terms of Section 2.9 below, such individual shall submit annual statements certified by each individual or by an independent certified public accountant in good standing and shall include a balance sheet and a profit and loss statement in addition to the operating statements described above. In the event that the Premises shall be conveyed to a partnership, a trust or a limited liability company in accordance with the terms of Section 2.9 below, the partnership, the trust or the limited liability company shall submit annual reports certified by an authorized partner, trustee or member in addition to the operating statements described above. In the event Mortgagor fails to furnish any of the above statements Mortgagee may cause an audit to be made of the respective books and records at the sole cost and expense of Mortgagor. Mortgagee also shall have the right to examine at their place of safekeeping all books, accounts and records relating to the operation of the Premises and make copies thereof or extracts therefrom and to discuss the affairs, finances or accounts with the officers and employees of Mortgagor and its independent accountants. Mortgagor shall have the right to be notified of and to have such officers or representatives as it shall designate be present at any such examination or discussion. Said examination shall be at Mortgagee’s expense unless Mortgagor’s statements are found to contain significant material misrepresentations, in which case the examination shall be at Mortgagor’s expense. At the time Mortgagor furnishes operating statements required by this Section and at such other times as Mortgagee shall reasonably request, Mortgagor also shall furnish a rent roll of all tenants having leases on the Premises, certified by Mortgagor, containing the rent schedules, expiration dates, and options to extend for such tenants, on an annual basis along with the operating statements provided for above or at such other times as requested by Mortgagee.

SECTION 2.8      Additional Assurances.

Mortgagor agrees upon request by Mortgagee to execute and deliver further instruments, financing statements and/or continuation statements under the Uniform Commercial Code and

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assurances and will do such further acts as may be necessary or proper to carry out more effectively the purposes of this Mortgage and without limiting the foregoing, to make subject to the lien hereof any property agreed to be subjected hereto or covered by the granting clause hereof, or intended so to be. Mortgagor authorizes Mortgagee to file Uniform Commercial Code Financing Statements that can be filed without manual execution of documents for the purpose of reflecting, but only to the extent required to reflect, the interests granted to Mortgagee under this Mortgage. Mortgagor agrees to pay any recording fees, filing fees, stamp taxes or other charges arising out of or incident to the filing, the issuance and delivery of the Note, the filing or recording of this Mortgage or the delivery and recording of such further assurances and instruments as may be required pursuant to the terms of this Section.

SECTION 2.9      Due on Sale or Mortgaging, etc.

In the event that without the written consent of Mortgagee being first obtained: (a) Mortgagor sells, conveys, transfers, further mortgages, changes the form of ownership, or encumbers or disposes of the Premises, or any part thereof, or any interest therein, or agrees to do so either directly or indirectly; or (b) any ownership or beneficial interest in Mortgagor is sold, conveyed, transferred, pledged or encumbered or there is an agreement to do so either directly or indirectly; or (c) any membership or beneficial interest in Mortgagor is sold, conveyed, transferred, pledged or encumbered or there is an agreement to do so; whether any such event described in (a), (b), or (c) above is voluntary, involuntary or by operation of law, either directly or indirectly, then at Mortgagee’s sole option, Mortgagee may declare the Indebtedness immediately due and payable in full and call for payment of the same at once, together with the Reinvestment Charge or Default Premium then in effect under the terms of the Note.

In the event Mortgagor shall request the consent of Mortgagee to any transfer in accordance with this Section 2.9, Mortgagor shall deliver a written request to Mortgagee together with complete information regarding such conveyance or encumbrance (including complete information concerning the person or entity to acquire the interest conveyed). Mortgagee shall be allowed thirty (30) days after receipt of all requested information for evaluation of such request. In the event that such request is not approved within such thirty (30) day period, it shall be deemed not approved. Mortgagee may charge an administrative fee to process any such sale, conveyance, transfer, mortgage or other encumbrance. Approval may be conditioned upon payment of a transfer fee and such modifications of the loan terms, interest rate, and maturity date as determined by Mortgagee in its sole discretion. Consent as to any one transaction shall not be deemed to be a waiver of the right to require consent to future or successive transactions.

If the Premises should be transferred to a partnership, to a trust, to a privately held corporation or to a limited liability company pursuant to the terms of this Section 2.9 during the term of this Mortgage, thereafter a subsequent transfer of a partnership interest, a beneficial interest, a corporate stock interest or a member interest in either the successor entity or in any entity which holds an ownership interest in such successor entity shall constitute a conveyance for purposes of this Section 2.9, and the consent of Mortgagee shall be required.

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Notwithstanding the above restrictions, and provided no default or Event of Default (as such term is hereinafter defined) has occurred and is continuing hereunder, Mortgagee shall not withhold consent to the following:

(a)        a one-time transfer of the Premises at any time during the Permanent Loan Term, as defined in that certain Construction Loan Agreement of even date herewith between Mortgagor and Mortgagee (the “Loan Agreement”), and will not require modification of the interest rate or maturity date stated in the Note, provided all of the following conditions have been met:

(i)        The transfer shall be to a reputable and competent transferee who Mortgagee determines, in its sole judgment and discretion:

(1)        has experience in the business of owning commercial real estate of similar type, size and quality to the Premises and has a favorable reputation with respect to such business; and

(2)        has experience or has retained a property management company with experience in the management of similar projects which is acceptable to Mortgagee; and

(3)        has the necessary creditworthiness and will assume all of Mortgagor’s obligations under the Loan Documents including, without limitation, the Environmental Indemnity Agreement executed by Mortgagor in favor of Mortgagee even date herewith (hereinafter referred to as the “Environmental Indemnity”).

(ii)        The proposed transferee must assume and agree to perform all obligations under the Note, this Mortgage, the Assignment of Leases, the Environmental Indemnity and all other Loan Documents pursuant to an assumption agreement and all other agreements reasonably acceptable to Mortgagee. Mortgagor shall remain liable for payment of all sums due under the Note and performance of all other terms and conditions of the Note, this Mortgage, the Assignment of Leases, the Environmental Indemnity and any other Loan Documents, and Mortgagor shall execute such agreements acknowledging such continued liability as Mortgagee shall require.

(iii)        Mortgagee shall have received a transfer fee equal to one percent (1%) of the outstanding principal balance of the Note at the time such request for transfer is approved by Mortgagee.

(iv)        Mortgagee must determine in its sole discretion that the loan-to-value ratio at the time of such transfer is not greater than seventy-five percent (75%).

(v)        The purchaser must acknowledge that future transfers and encumbrances will be subject to Mortgagee’s approval, which may, at

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Mortgagee’s sole discretion, be withheld or be conditioned upon payment of a fee and/or modification of the terms of the Note and/or the other Loan Documents.

(vi)        Notice of such transfer together with such documentation regarding the transfer and the assuming person or entity as Mortgagee shall request shall be given to Mortgagee at least thirty (30) days prior to such transfer.

(vii)        Mortgagor shall pay all actual fees and expenses incurred by Mortgagee in connection with reviewing and processing the proposed transfer, including, without limitation, all legal, recording and title insurance fees and expenses and the fees of any broker. Mortgagor acknowledges and agrees that Mortgagor shall be liable to Mortgagee for such fees and expenses regardless of whether the proposed transfer actually occurs, and such liability shall be secured by this Mortgage and shall bear interest at the “Default Rate” (as such term defined under the terms of the Note), from the date paid by Mortgagee until reimbursed by Mortgagor.

(viii)       Mortgagor shall (1) execute, deliver and record (when necessary) such amendments, supplements, corrections and replacements to the Loan Documents as Mortgagee may require, (2) deliver such searches and surveys as Mortgagee may require, and (3) shall deliver such endorsements to Mortgagee’s title insurance policy as Mortgagee may require including a downdate endorsement to the title insurance policy insuring (A) the first lien position of this Mortgage, subject to no liens or encumbrances other than those shown in the original title insurance policy and current taxes not yet due and payable, and (B) the fact that the transferee person or entity is the fee owner of the Premises.

The rights described in this Subsection 2.9 (a) shall be available only with respect to a single transfer by the original Mortgagor and not with respect to subsequent transfers. (A transfer in accordance with such one-time right is hereinafter referred to as a “One-Time Third Party Transfer”.) The right to make a One-Time Third Party Transfer by the original Mortgagor may be exercised only with Mortgagee’s prior approval of the matters that require its approval, or as to which it is required to be satisfied, as provided above.

(b)        transfers of ownership or beneficial interests in Mortgagor by an individual owner for estate or tax planning purposes or due to the death or incapacity of any such individual owner existing at the time of the loan to (1) family members of that individual owner (as used herein, the term “family members” shall mean a spouse, parent and any lineal descendant of a parent, brother or sister of any owner, including adopted persons) , (2) trusts for the benefit of such family members, (iii) other owners of Borrower, (iv) business entities wholly owned and controlled by the individual transferor, or by any of the permitted transferees described in subsections (i), (ii), and (iii) of this subparagraph (b), provided in each case the following conditions have been met:

(i)        Mortgagor shall remain liable for all sums owing to Mortgagee under the Note and all sums due under the terms of this Mortgage and under the

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Environmental Indemnity and shall execute such reaffirmations of those obligations as Mortgagee shall require, if any.

(ii)        Notice of each such transfer together with such reasonable documentation regarding the transfer and the transferee person or entity as Mortgagee shall request shall be given to Mortgagee at least thirty (30) days prior to such transfer.

(iii)        Mortgagor shall pay all out-of-pocket costs and expenses incurred by Mortgagee or Mortgagee’s servicing agent in connection with reviewing and processing such transfer, including Mortgagee’s actual attorneys’ fees (in-house and outside counsel), and the fees of any broker.

(iv)        Mortgagee shall have received a review fee of $2,500 at the time such request for transfer is approved by Mortgagee.

SECTION 2.10    Maintenance of Existence.

Mortgagor agrees (a) to maintain its existence as a corporation in good standing under the laws of the State or Commonwealth of Florida, (b) to remain duly qualified, in good standing and authorized to do business in each jurisdiction where failure to do so might have a material adverse impact on the consolidated assets, condition or prospects of Mortgagor, and (c) not to dissolve, liquidate, wind-up, consolidate or merge during the term hereof, without, in each instance, the prior written consent of Mortgagee.

SECTION 2.11    Building Use.

During the entire term of the Note and this Mortgage, Mortgagor agrees not to (a) convert the Premises to condominium units of any kind and (b) convert the Premises to any use other than as a warehouse with related showroom and offices. In that connection, Mortgagor covenants that the sale of units and/or recording of condominium documents on the Premises or any part thereof shall constitute an Event of Default hereunder.

ARTICLE 3.

INSURANCE AND ESCROWS

SECTION 3.1      Insurance.

Mortgagor shall obtain and keep in full force and effect during the term of this Mortgage at its sole cost and expense the following insurance: (a) Commercially reasonable, acceptable to both Mortgagee and Mortgagor, All Risk Insurance against loss by fire, lightning and risks customarily covered by standard extended coverage endorsement, including the cost of debris removal, together with a vandalism and malicious mischief endorsement, or all perils endorsements, all in the amount of not less than the full replacement cost of the improvements above the on grade floor slab, pursuant to the appraisal submitted to and approved by Mortgagee, on the Premises, and together with an agreed-amount endorsement, a replacement cost endorsement and a waiver of subrogation endorsement; (b) if applicable, Broad Form Boiler and Machinery Insurance on all equipment and pressure-fired vehicles or apparatus situate on the

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Premises, and providing for full repair and replacement cost coverage; (c) Flood Insurance in the maximum amount available at any time during the term of this Mortgage unless evidence is provided throughout the term of this Mortgage that the Premises are not within a flood plain as defined by the Federal Insurance Administration and the Premises is not designated as being within a flood plain during the term of this Mortgage; (d) Rental Insurance covering risk of loss due to the occurrence of any hazards insured against under the policies required in Subsections (a), (b) and (c) hereof in an amount equal to: (i) rental for a twelve (12) month period, plus (ii) real estate taxes, special assessments, insurance premiums and other expenses required to be paid by the tenants under each lease of the Premises for such twelve (12) month period, but in no event less than $3,099,312.00; (e) Commercial General Liability Insurance covering the legal liability of Mortgagor against claims for bodily injury, death or property damage occurring on, in or about the Premises in a minimum amount of Five Million and 00/100 Dollars ($5,000,000.00) per occurrence and aggregate; (f) Sprinkler Insurance, if applicable; (g) Builder’s Risk Insurance and Worker’s Compensation Insurance during the making of any alterations or improvements to the Premises; and (h) such other commercially reasonable forms of insurance, acceptable to both Mortgagee and Mortgagor, as Mortgagee may require or as may be required by law, including, without limitation, coverage for acts of terrorism, law and ordinance coverage, and special coverage of endorsements for mold and mold related damage to the Premises. Such insurance policies shall be written by insurance companies licensed to do business in the State where the Premises are located having a minimum noncontingent rating in Best’s Key Rating Guide of A with a financial class size of IX or better and otherwise shall be commercially reasonable and approved by Mortgagee as to amount, form, deductibles, covered risks and insurer, which approval in all instances shall not be unreasonably withheld, conditioned or delayed. Mortgagee shall be obliged to approve as reasonable deductibles under such insurance policies that do not exceed two percent (2%) for non-windstorm and ten percent (10%) for windstorm losses. Such insurance policies and endorsements (i) shall be issued as original policies in the forms customarily adopted by underwriting insurers for such purpose, (ii) shall name as the insured parties Mortgagor and Mortgagee as their interests may appear, (iii) shall be in amounts sufficient to prevent Mortgagor from becoming a co-insurer of any loss thereunder, (iv) shall bear a satisfactory first mortgagee clause in favor of Mortgagee with loss proceeds under any such policies to be made payable to Mortgagee, and (v) shall contain such other endorsements as Mortgagee reasonably may require. All required policies of insurance or acceptable certificates thereof, together with evidence of the payment of current premiums therefore, shall be delivered to Mortgagee and shall provide that Mortgagee shall receive at least thirty (30) days’ advance written notice prior to cancellation, amendment or termination of any such policy of insurance. Mortgagor shall, on or before the date any policy expires or is cancelled furnish evidence that substitute insurance is obtained and bound and that premium with respect to it is paid and, within ten (10) days of receiving any such policy, deliver original policies of the insurer evidencing the renewal of such insurance together, if not previously submitted, with evidence of the payment of current premiums therefore. Mortgagor shall at its expense furnish evidence of the replacement value of the improvements on the Premises in form satisfactory to Mortgagee upon the reasonable request of Mortgagee. Insurance coverage must at all times be maintained in proper relationship to such replacement value and must always provide for agreed amount coverage. Failure to maintain commercially reasonable insurance shall be an Event of Default hereunder. In the event of a foreclosure of this Mortgage or any acquisition of the Premises by Mortgagee, all such policies and any proceeds payable therefrom, whether payable before or after a

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foreclosure sale, or during the period of redemption, if any, shall become the absolute property of Mortgagee to be utilized at its discretion. In the event of foreclosure or the failure to obtain and keep any required insurance, Mortgagor empowers Mortgagee to effect insurance upon the Premises at Mortgagor’s expense and for the benefit of Mortgagee in the amounts and types aforesaid for such period of time as Mortgagee deems appropriate, including a period of time covering the time of redemption from foreclosure sale, and if necessary therefor, to cancel any or all existing insurance policies. Mortgagor agrees to furnish Mortgagee copies of all inspection reports and insurance recommendations received by Mortgagor from any insurer. Mortgagee makes no representations that the above insurance requirements are adequate protection for a prudent company. If a tenant of Mortgagor is required to maintain insurance under any lease terms and provisions, Mortgagee will accept such policy or policies, provided the same meet the requirements hereinabove recited. In the event that the tenant fails to maintain such insurance, Mortgagor will obtain the policy or policies required herein.

SECTION 3.2      Escrows.

Except to the extent waived by Mortgagee, Mortgagor shall deposit with Mortgagee, or at Mortgagee’s request, with its servicing agent, on the fifteenth (15th) day of each and every month, commencing with the date the first payment of interest and/or principal and interest shall become due on the Indebtedness, a deposit to pay the Impositions and insurance premiums (hereinafter collectively referred to as the “Charges”) in an amount equal to:

(a)        One-twelfth (1/12) of the annual Impositions next to become due upon the Premises; provided that, with the first such deposit, there shall be deposited in addition an amount as estimated by Mortgagee which, when added to monthly deposits to be made thereafter as provided for herein, shall assure to Mortgagee’s satisfaction that there will be sufficient funds on deposit to pay the Impositions as they come due; plus

(b)        One-twelfth (1/12) of the annual premiums on each policy of insurance required to be maintained hereunder; provided that with the first such deposit there shall be deposited, in addition, an amount equal to one-twelfth (1/12) of such annual insurance premiums multiplied by the number of months elapsed between the date premiums on each policy were last paid to and including the date of deposit;

provided that the amount of such deposits shall be based upon Mortgagee’s estimate as to the amount of Impositions and premiums of insurance next to be payable and may require that the full amount of such payment will be available to Mortgagee at least one month in advance of the due date. Mortgagee, or its servicing agent will, upon timely presentation to Mortgagee by Mortgagor of the bills therefor, pay the Charges from such deposits. Mortgagor agrees to cooperate and assist in obtaining of tax bills when requested by Mortgagee or its servicing agent. In the event the deposits on hand shall not be sufficient to pay all of the estimated Charges when the same shall become due from time to time, or the prior deposits shall be less than the currently estimated monthly amounts, then Mortgagor shall immediately pay to Mortgagee, or its servicing agent, on demand, any amount necessary to make up the deficiency. The excess of any such deposits shall be credited towards subsequent Charges.

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If an Event of Default shall occur under the terms of this Mortgage, Mortgagee may, at its option, without being required so to do, apply any deposits on hand to the payment of Charges whether then due or not or to the Indebtedness, in such order and manner as Mortgagee may elect. When the Indebtedness has been fully paid any remaining deposits shall be returned to Mortgagor as its interest may appear. All deposits are hereby pledged as additional security for the Indebtedness, shall be held for the purposes for which made as herein provided, may be held by Mortgagee or its servicing agent, shall be held without allowance of interest thereon and without fiduciary responsibility on the part of Mortgagee or its agents and shall not be subject to the direction or control of Mortgagor. Neither Mortgagee nor its servicing agent shall be liable for any act or omission made or taken in good faith. In making any payments, Mortgagee or its servicing agent may rely on any statement, bill or estimate procured from or issued by the payee without inquiry into the validity or accuracy of the same. If the taxes shown in the tax statement shall be levied on property more extensive than the Premises, Mortgagee shall be under no duty to seek a tax division or apportionment of the tax bill, and any payment of taxes based on a larger parcel shall be paid by Mortgagor and Mortgagor shall expeditiously cause a tax subdivision to be made.

ARTICLE 4.

UNIFORM COMMERCIAL CODE

SECTION 4.1      Security Agreement.

This Mortgage shall constitute a security agreement as defined in the Uniform Commercial Code in effect in the State or Commonwealth wherein the Premises are located, as amended from time to time (“Code”), and Mortgagor hereby grants to Mortgagee a security interest within the meaning of the Code in favor of Mortgagee on its interest in the Improvements, Fixtures, Equipment and Personal Property, the Rents, Leases and Profits, the Judgments, Condemnation Awards and Insurance Proceeds and Other Rights, the Licenses, Permits, Equipment Leases and Service Agreements and the Proceeds described in Granting Clauses B, C, D, E, and F of this Mortgage (“Collateral”).

SECTION 4.2      Fixture Filing.

As to those items of Collateral described in this Mortgage that are, or are to become fixtures related to the real estate mortgaged herein, and all products and proceeds thereof, it is intended as to those items that THIS MORTGAGE SHALL BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING from the date of its filing in the real estate records of the County where the Premises are situated. This document covers goods which are or are to become fixtures. The name of the record owner of said real estate is Mortgagor set forth on Page1 of this Mortgage. Information concerning the security interest created by this instrument may be obtained from Mortgagee, as secured party, at its address as set forth on Page 1of this Mortgage. The address of Mortgagor, as debtor, is as set forth on Page 1 of this Mortgage. Mortgagor is a corporation organized under the laws of the State of Florida. If applicable, Mortgagor’s organizational identification number is FL-227310 (the Secretary of State Document Number applicable to the Mortgagor). Except as specifically disclosed by Mortgagor to Mortgagee prior to the execution of this Mortgage, during the five (5) years and six months prior to the date of this Mortgage, Mortgagor has not been known by any legal name

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different from the one set forth in the first paragraph of this Mortgage, nor has Mortgagor been the subject of any merger, consolidation or other organizational reorganization during such period of time. Mortgagor hereby authorizes Mortgagee to cause any financing statement or fixture filing to be filed or recorded without the necessity of any signature of Mortgagor on such financing statement or fixture filing.

SECTION 4.3      Representations and Agreements.

Mortgagor represents and agrees: (a) Mortgagor is and will be the true and lawful owner of the Collateral, subject to no liens, Charges, security interest and encumbrances other than the lien hereof and the Permitted Encumbrances; (b) the Collateral is to be used by Mortgagor solely for business purposes; (c) the Collateral will not be removed from the Premises without the consent of Mortgagee except in accordance with Section 4.4 hereof; (d) unless stated otherwise in this Mortgage the only persons having any interest in the Collateral are Mortgagor and Mortgagee and no financing statement covering any such property and any proceeds thereof is on file in any public office except pursuant hereto; (e) the remedies of Mortgagee hereunder are cumulative and separate, and the exercise of any one or more of the remedies provided for herein or under the Code shall not be construed as a waiver of any of the other rights of Mortgagee including having such Collateral deemed part of the realty upon any foreclosure thereof; (f) if notice to any party of the intended disposition of the Collateral is required by law in a particular instance, such notice shall be deemed commercially reasonable if given at least ten (10) days prior to such intended disposition and may be given by advertisement in a newspaper accepted for legal publications either separately or as part of a notice given to foreclose the real property or may be given by private notice if such parties are known to Mortgagee; (g) Mortgagor will from time to time provide Mortgagee on request with itemizations of all such Collateral on the Premises; (h) the filing of a financing statement pursuant to the Code shall never impair the stated intention of this Mortgage that all Improvements, Fixtures, Equipment and Personal Property described in Granting Clause B hereof are, and at all times and for all purposes and in all proceedings both legal or equitable shall be regarded as part of the real property mortgaged hereunder irrespective of whether such item is physically attached to the real property or any such item is referred to or reflected in a financing statement; (i) Mortgagor will on demand deliver all financing statements and/or continuations that may from time to time be required by Mortgagee to establish and perfect the priority of Mortgagee’s security interest in such Collateral and all costs, including recording fees, shall be paid by Mortgagor; (j) Mortgagor shall give Mortgagee at least thirty (30) days prior written notice of any proposed change in Mortgagor’s name, identity, state of registration for a registered organization, principal place of business, or structure and authorizes Mortgagee to file prior to or concurrently with such change all additional financing statements that Mortgagee may require to establish and perfect the priority of Mortgagee’s security interest in the Collateral; and (k) by signing this Mortgage, Mortgagor authorizes Mortgagee to file such financing statements, either before, on or after the date hereof, as Mortgagee determines necessary or desirable to perfect the lien of Mortgagee’s security interest in the Collateral. Mortgagor further authorizes Mortgagee to file such amendments or continuation statements as Mortgagee determines necessary or desirable from time to time to perfect or continue the lien of Mortgagee’s security interest in the Collateral.

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SECTION 4.4      Maintenance of Premises.

Subject to the provisions of this Section, in any instance where Mortgagor in its discretion determines that any item subject to a security interest under this Mortgage has become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary for the operation of the Premises, Mortgagor may, at its expense, remove and dispose of it and substitute and install other items not necessarily having the same function, provided, that such removal and substitution shall be of comparable quality and shall not impair the operating utility and unity of the Premises. All substituted items shall become a part of the Premises and subject to the lien of this Mortgage. Any amounts received or allowed Mortgagor upon the sale or other disposition of the removed items of property shall be applied only against the cost of acquisition and installation of the substituted items. Nothing herein contained shall be construed to prevent any tenant or subtenant from removing from the Premises trade fixtures, furniture and equipment installed by it and removable by such tenant under its terms of the lease, on the condition, however, that all damages to the Premises resulting from or caused by the removal thereof be repaired at the sole cost of Mortgagor if such tenant shall fail to so repair.

SECTION 4.5      Pledge of Monies Held.

Mortgagor hereby pledges to Mortgagee any and all monies now or hereafter held by Mortgagee or its servicing agent or escrow agent, including, without limitation, any sums deposited in the account for Charges in accordance with Section 3.2 hereof, any net insurance proceeds or condemnation awards deposited with Mortgagee in accordance with Sections 5.1 and 5.2 hereof (collectively, “Deposits”), as additional security for the Indebtedness until expended or applied as provided in this Mortgage.

ARTICLE 5.

APPLICATION OF INSURANCE AND AWARDS

SECTION 5.1      Damage or Destruction of the Premises.

Mortgagor will give Mortgagee prompt notice of damage to or destruction of the Premises, and in case of loss covered by policies of insurance, Mortgagee (whether before or after foreclosure sale) is hereby authorized at its option to settle and adjust any claim arising out of such policies and collect and receipt for the proceeds payable therefrom, provided, if Mortgagor is not in default hereunder, Mortgagor may itself adjust and collect for any losses arising out of a single occurrence aggregating not in excess of Five Hundred Thousand and 00/100 Dollars ($500,000.00). Any expense incurred by Mortgagee in the adjustment and collection of insurance proceeds (including the cost of any independent appraisal of the loss or damage on behalf of Mortgagee) shall be reimbursed to Mortgagee first out of any such insurance proceeds. Except as specifically provided in Section 5.3 below, the insurance proceeds or any part thereof shall be applied to reduction of the Indebtedness then most remotely to be paid, whether due or not, or to the restoration or repair of the Premises, the choice of application to be solely at the discretion of Mortgagee. In the event Mortgagee does not make insurance proceeds available for restoration and applies the insurance proceeds to payment of the Indebtedness no Reinvestment Charge or Default Premium shall be due on the insurance proceeds so applied.

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SECTION 5.2      Condemnation.

Mortgagor will give Mortgagee prompt notice of any action, actual or threatened, in Condemnation (as defined herein) or eminent domain and hereby assigns, transfers, and sets over to Mortgagee the entire proceeds of any award or claim for damages, or payments made in lieu or in contemplation thereof, for all or any part of the Premises taken or damaged under the power of eminent domain or condemnation (“Condemnation”), Mortgagee being hereby authorized to intervene in any such action and to collect and receive from the condemning authorities and give proper receipts and acquittances for such proceeds. Mortgagor will not enter into any agreements with the condemning authority permitting or consenting to the taking of the Premises unless prior written consent of Mortgagee is obtained. Any expenses incurred by Mortgagee in intervening in such action or collecting Condemnation proceeds (including, without limitation, the cost of any independent appraisal and fees and costs incurred by legal counsel representing Mortgagee) shall be reimbursed to Mortgagee first out of the Condemnation proceeds prior to other payments or disbursements. Mortgagor shall deliver all Condemnation proceeds to Mortgagee within five (5) days of receipt thereof and shall at Mortgagee’s request direct the condemning authority to deliver the Condemnation proceeds to Mortgagee. The Condemnation proceeds or any part thereof shall be applied upon or in reduction of the Indebtedness then most remotely to be paid, whether due or not, or to the restoration or repair of the Premises, the choice of application to be solely at the discretion of Mortgagee. In the event Mortgagee does not make Condemnation proceeds available for restoration and applies the Condemnation proceeds to payment of debt, no Reinvestment Charge or Default Premium shall be due on the Condemnation proceeds so applied. Mortgagee shall have the right to require Mortgagor to pursue with the applicable condemning authority a claim for a Reinvestment Charge in connection with any condemnation awards, provided that the fees and costs of such claim shall be paid from the condemnation award to the extent not paid by the condemning authority.

SECTION 5.3      Mortgagee to Make Insurance Proceeds Available Under Certain Conditions.

Notwithstanding the provisions of Section 5.1 above, in the event of insured damage to the improvements on the Premises during the Permanent Loan Term, as defined in the Loan Agreement, Mortgagee agrees to make the proceeds available to the restoration or repair of the improvements on the Premises in accordance with the provisions of Section 5.4 hereof, provided: (a) satisfactory evidence is delivered to Mortgagee that the buildings and improvements shall be so restored or rebuilt as to be of at least equal value and, if possible on the land, substantially the same size, condition and character as those originally financed and with restoration and repair and that the buildings and improvements after reconstruction and repair can continue to be operated for the purposes utilized prior to such damage or destruction; (b) no Event of Default shall exist under this Mortgage, the Note, or other Loan Documents; (c) Mortgagee shall have received an M.A.I. Appraisal in form and content acceptable to Mortgagee which indicates that the principal balance of the Loan shall be no more than 75% of the appraised value of the Premises after such restoration or repair; (d) except for liens arising by operation of law during reconstruction and restoration, payment of which shall be made in full when and as the same become due, no mechanics’ or other liens of any nature shall exist or be created that are not paid or released by bond within thirty (30) days after the same are filed; (e) Mortgagor shall be responsible for and shall have deposited (or cause to be deposited) with

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Mortgagee funds to cover any shortfall between the actual cost to repair or restore and the amount of such insurance proceeds; and (f) all fees and expenses incurred by Mortgagee in connection with the disbursement of the insurance proceeds shall be paid by Mortgagor.

SECTION 5.4      Disbursement of Insurance and Condemnation Proceeds.

Should any insurance or condemnation proceeds be applied to the restoration or repair of the Premises in accordance with this Article 5, the restoration or repair shall be done under the supervision of an architect acceptable to Mortgagee and pursuant to site and building plans and specifications approved by Mortgagee, the approval of neither of which shall be unreasonably withheld, conditioned or delayed. The proceeds shall be held by Mortgagee for such purposes and will from time to time be disbursed by Mortgagee through a title company or other servicing agent acceptable to Mortgagee to defray the costs of such restoration or repair under such safeguards and controls as Mortgagee reasonably may require and in accordance with standard construction loan procedures. All costs and expenses associated with the disbursement of such proceeds shall be paid by Mortgagor. Prior to the payment or application of insurance proceeds or a condemnation or eminent domain award to the repair or restoration of the improvements upon the Premises, Mortgagee shall be entitled to receive the following:

(a)        Evidence that no Event of Default exists under any of the terms, covenants and conditions of this Mortgage, the Note, or other collateral security documents.

(b)        Evidence that all leasing requirements for the Premises as established by Mortgagee, if any, have been satisfied.

(c)        Satisfactory proof that such improvements have been fully restored, or that the expenditure of money as may be received from such insurance proceeds or eminent domain award will be sufficient to repair, restore or rebuild the Premises, free and clear of all liens, except the lien of this Mortgage. In the event such insurance proceeds or eminent domain award shall be insufficient to repair, restore or rebuild the said improvements, Mortgagor or its lessee shall deposit with Mortgagee, or a title company designated by Mortgagee, funds equaling such deficiency, which, together with the insurance proceeds or eminent domain award, shall be sufficient to restore, repair and rebuild the Premises.

(d)        A statement of Mortgagor’s architect, certifying the extent of the repair and restoration completed to the date thereof, and that such repairs, restoration and rebuilding have been performed to date in conformity with the plans and specifications approved by Mortgagee, together with appropriate evidence of payment for labor or materials furnished to the Premises, and total or partial lien waivers substantiating such payments.

(e)        A written acknowledgment from the insurer stating that the insurer does not contest or have any defense to or offset against the claim for which the proceeds are being paid.

(f)        Such insurance, in such amounts, issued by such company or companies and in such forms and substance, as reasonably are required by Mortgagee.

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In the event Mortgagor shall fail to commence and diligently pursue the restoration, repair or rebuilding of the improvements upon the Premises, then Mortgagee, at its option, and upon not less than thirty (30) days written notice to Mortgagor, may commence to restore, repair or rebuild the said improvements for or on behalf of said Mortgagor, and its tenants, and for such purpose, may perform all necessary acts to accomplish such restoration, repair or rebuilding. In the event insurance proceeds or an eminent domain award shall exceed the amount necessary to complete the repair, restoration or the rebuilding of the improvements upon the Premises, such excess may, at Mortgagee’s option, be applied on account of the next maturing installments of the Indebtedness, irrespective of whether such installments are then due and payable without application of a Reinvestment Charge or Default Premium, or be returned to Mortgagor. In the event Mortgagor shall fail to commence and diligently pursue the restoration, repair or rebuilding of the improvements upon the Premises, and if Mortgagee does not restore, repair or rebuild the said improvements as herein provided, then Mortgagee may, at its option, apply all or any part of the insurance proceeds or condemnation or eminent domain award in reduction of principal, provided that such application to reduce the principal shall not postpone any due date of any regularly scheduled payment due under the Note, without application of a Reinvestment Charge, or return the same to Mortgagor.

ARTICLE 6.

LEASES AND RENTS

SECTION 6.1      Leases.

Mortgagor will, at its own cost and expense, perform, comply with and discharge all of the obligations of Mortgagor under any leases and use its best efforts to enforce or secure the performance of each obligation and undertaking of the respective tenants under any such leases and will appear in and defend, at its own cost and expense, any action or proceeding arising out of or in any manner connected with Mortgagor’s interest in any leases pertaining to the Premises. Mortgagor will not modify, extend, renew, terminate, accept a surrender of, or in any way alter the terms of the leases, nor borrow against, pledge or assign any rentals due under the leases nor consent to a subordination or assignment of the interest of a tenant thereunder to any party other than Mortgagee, nor anticipate the rents thereunder for more than one (1) month in advance or reduce the amount of rents and other payments thereunder, nor waive, excuse, condone or in any manner release or discharge a tenant of or from any obligations, covenants, conditions and agreements to be performed nor incur any indebtedness to a tenant, nor enter into any additional leases of all or any part of the Premises without the prior written consent of Mortgagee. Mortgagor shall notify Mortgagee of default by tenants of the Premises.

SECTION 6.2      Mortgagee’s Right to Perform Under Leases.

Should Mortgagor fail to perform, comply with or discharge any obligations of Mortgagor under any lease of all or any part of the Premises or should Mortgagee become aware of or be notified by any tenant under any such lease of a failure on the part of Mortgagor to so perform, comply with or discharge its obligations under said lease, Mortgagee may, but shall not be obligated to, and without further demand upon Mortgagor and without waiving or releasing Mortgagor from any obligation contained in this Mortgage, remedy such failure, and Mortgagor agrees to repay upon demand all sums incurred by Mortgagee in remedying any such failure

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including, without limitation, Mortgagee’s attorneys’ fee together with interest at the Default Rate. All such sums, together with interest as aforesaid shall become so much additional Indebtedness, but no such advance shall be deemed to relieve Mortgagor from any default hereunder.

SECTION 6.3      Assignment of Leases and Rents.

Mortgagor does hereby unconditionally and absolutely sell, assign and transfer unto Mortgagee all of the leases, rents, issues, income and profits now due and which may hereafter become due under or by virtue of any lease, whether written or verbal, or any agreement or license for the use or occupancy of the Premises, whether now existing or entered into at any time during the term of this Mortgage, all guaranties of any lessee’s obligations under any such lease and all security deposits, it being the intention of this Mortgage to establish an absolute transfer and assignment of all such leases and agreements and all of the rents and profits from the Premises and/or Mortgagor’s operation or ownership thereof unto Mortgagee and Mortgagor does hereby appoint irrevocably Mortgagee as Mortgagor’s true and lawful attorney in Mortgagor’s name and stead, which appointment is coupled with an interest, to collect all of said rents and profits. Mortgagor specifically acknowledges that no license has been granted to Mortgagor to collect all of said rents and profits, and therefore the rents and profits shall be paid to Mortgagee as they respectively become due. Mortgagor assigns to Mortgagee all guarantees of lessee’s obligation under leases and all proceeds from settlements relating to terminations of leases and all claims for damages arising from rejection of any lease under the bankruptcy laws. Upon the occurrence of an Event of Default and whether before or after the institution of legal proceedings to foreclose the lien hereof or before or after sale thereunder or during any period of redemption existing by law, forthwith, upon demand of Mortgagee, Mortgagor shall surrender to Mortgagee and Mortgagee shall be entitled to enter upon and take and maintain possession of the Premises and any leases thereunder and collect and retain any rents and profits from the Premises and hold, operate, manage and control the Premises and any such leases and to do such things in its discretion as may be deemed proper or necessary to enforce the payment or security of the rents and profits of the Premises and the performance of the tenants’ obligations under any leases of the Premises, with full power to cancel or terminate any lease for any cause or on any grounds which would entitle Mortgagor to cancel the same and to elect to disaffirm any lease made subsequent to this Mortgage or subordinated to the lien hereof. All rents and payments received by Mortgagor before or after Mortgagee has exercised any of its rights under this assignment shall be held by Mortgagor in trust for Mortgagee and shall be delivered to Mortgagee immediately without demand.

Mortgagee shall not be obligated to perform or discharge any obligation or liability of the landlord under any of said leases and Mortgagor shall and does hereby agree to indemnify and hold Mortgagee harmless of and from any and all expenses, liability, loss or damage which it might incur under said leases or under or by reason of this Mortgage. Any amounts incurred by Mortgagee in connection with its rights hereunder, including costs, expenses and actual attorneys’ fees, shall bear interest thereon at the Default Rate, shall be additional Indebtedness and Mortgagor shall reimburse Mortgagee therefor immediately upon demand. Mortgagee may apply any of said rents and profits received to the costs and expenses of collection, including receivers’ fees and actual attorneys’ fees, to the payment of taxes, assessments and insurance premiums and expenditures for the upkeep of the Premises, to the performance of the landlord’s

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obligations under the lease, to the performance of any of Mortgagor’s covenants hereunder, and to any Indebtedness in such order as Mortgagee may determine. The entering upon and taking possession of the Premises, the collection of such rents and profits and the application thereof as aforesaid shall not cure or waive any Event of Default under this Mortgage nor in any way operate to prevent Mortgagee from pursuing any other remedy which it may now or hereafter have under the terms of this Mortgage nor shall it in any way be deemed to constitute Mortgagee a mortgagee-in-possession. The rights hereunder shall in no way be dependent upon and shall apply without regard to whether the Premises are in danger of being lost, materially injured or damaged or whether the Premises are adequate to discharge the Indebtedness. Mortgagor represents and agrees that no rent has been or will be paid by any person in possession of any portion of the Premises for more than one installment in advance and that the payment of none of the rents to accrue for any portion of the Premises has been or will be waived, released, reduced, discounted, or otherwise discharged or compromised by Mortgagor. Mortgagor waives any right of set off against any person in possession of any portion of the Premises. Mortgagor further agrees that Mortgagor will not execute or agree to any subsequent assignment of any of the rents or profits from the Premises without the prior written consent of Mortgagee. The rights contained herein are in addition to and shall be cumulative with the rights given in that certain Assignment of Leases and Rents (“Assignment of Leases”) dated of even date herewith from Mortgagor to Mortgagee, assigning any leases, rents and profits of the Premises. To the extent inconsistent with the terms of this Article 6, the terms of the Assignment of Leases shall control.

ARTICLE 7.

RIGHTS OF MORTGAGEE

SECTION 7.1      No Claim Against Mortgagee.

Nothing contained in this Mortgage shall constitute any consent or request by Mortgagee, express or implied, for the performance of any labor or services or for the furnishing of any materials or other property in respect of the Premises or any part thereof, nor as giving Mortgagor or any party in interest with Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would create any personal liability against Mortgagee in respect thereof or would permit the making of any claim that any lien based on the performance of such labor or services or the furnishing of any such materials or other property in such fashion as would create any personal liability against Mortgagee in respect thereof or would permit the making of any claim that any lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the lien of this Mortgage.

SECTION 7.2      Inspection.

Mortgagee or its authorized representatives upon reasonable, advance written notice shall have the right to enter the Premises at all times during normal business hours for the purpose of inspecting the same; provided Mortgagee shall have no duty to make such inspections and shall not incur any liability or obligation for making or not making any such inspections. All such inspections shall be conducted in a manner that complies with any lease or leases applicable to the Premises and in a manner that causes the lease practicable disruption to the business of Mortgagor and any tenant of the Premises.

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SECTION 7.3      Waivers; Releases; Resort to Other Security.

Without affecting the liability of any party liable for payment of any Indebtedness or performance of any obligation contained herein and without affecting the rights of Mortgagee with respect to any security not expressly released in writing, Mortgagee shall have the right, at any time and without notice to or the consent of Mortgagor or any party in interest with respect to the Premises or the Note, to: (a) release any person liable for payment of all or any part of the Indebtedness or for performance of any obligation herein; (b) make any agreement extending the time or otherwise altering the terms of payment of all or any part of the Indebtedness or modifying or waiving any obligation, or subordinating, modifying or otherwise dealing with the lien or charge hereof; (c) accept any additional security; (d) release or otherwise deal with any property, real or personal, including any or all of the Premises, including making partial releases of the Premises; or (e) resort to any security agreements, pledges, contracts of guarantee, assignments of rents and leases or other securities, and exhaust any one or more of said securities and the security hereunder, either concurrently or independently and in such order as it may determine.

SECTION 7.4      Waiver of Appraisement, Marshaling.

Mortgagor hereby waives to the full extent lawfully allowed the benefit of any homestead, appraisement, evaluation, stay and extension laws now or hereafter in force. Mortgagor hereby waives any rights available with respect to marshaling of assets so as to require the separate sales of any portion of the Premises, or as to require Mortgagee to exhaust its remedies against a specific portion of the Premises before proceeding against the other and does hereby expressly consent to and authorize the sale of the Premises or any part thereof as a single unit or parcel.

ARTICLE 8.

EVENTS OF DEFAULT AND REMEDIES

SECTION 8.1      Events of Default.

The occurrence of any of the following shall be deemed an event of default under this Mortgage (each hereinafter referred to as an “Event of Default”):

(a)        Any principal, interest, Reinvestment Charge, or Default Premium payable under the terms of the Note is not paid on the date the same is due or within ten (10) days of its due date (except that such ten (10) day period shall not apply to the payment owing on the Maturity Date, nor to any accelerated payment); or

(b)        Any other sum of money required to be paid pursuant to the terms of the Note, this Mortgage or any other Loan Document is not paid on the date the same is due and such default is not remedied within ten (10) days after notice thereof by Mortgagee; or

(c)        Mortgagor shall fail to comply with any non-monetary term, covenant or condition of the Note, this Mortgage or any other Loan Document other than a default described in Sections 8.1(a), 8.1(b) and 8.1(d) through 8.1(h) and such default shall

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continue for a period of thirty (30) days after written notice to Mortgagor from Mortgagee specifying the nature of such default; provided, however, that if such default is of a nature that it cannot be cured, in Mortgagee’s good faith reasonable discretion, within such thirty (30) day period, then Mortgagor shall not be in default hereunder if it commences good faith efforts to cure the default within such thirty (30) day period, demonstrates continuous diligent efforts to cure the default in a manner satisfactory to Mortgagee and, within a reasonable time, not to exceed one hundred twenty (120) days after the date of the original written notice of default, completes the cure of such default; provided, however, that if curing such default requires Mortgagor to reconstruct all or a portion of the Premises, so long as Mortgagor commences good faith efforts to cure the default within thirty (30) days and demonstrates continuous diligent efforts to cure the default in a manner satisfactory to Mortgagee, Mortgagor shall have a reasonable time, not to exceed one hundred eighty (180) days to complete the cure of such default; or

(d)        Mortgagor shall fail to comply with any term, covenant or condition contained in Sections 2.9, 2.10 or 3.1 of this Mortgage; or

(e)        Any representation or warranty made to Mortgagee by or on behalf of Mortgagor, any person or entity holding an ownership interest in Mortgagor (individually and collectively, if more than one, “Principal”) or by any Guarantor in connection with the Loan secured hereby is materially misleading or untrue at the time it was made; or

(f)        If (i) Mortgagor, any Principal or any Guarantor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, adjustment, liquidation, dissolution or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or Mortgagor, any Principal or any Guarantor shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Mortgagor, any Principal or any Guarantor any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) is not stayed, dismissed or discharged within sixty (60) days after it is rendered; or (iii) there shall be commenced against Mortgagor, any Principal or any Guarantor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) Mortgagor, any Principal or any Guarantor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Mortgagor, any Principal or any Guarantor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g)        Any judgment in excess of Two hundred Thousand and 00/100 Dollars ($200,000.00) is entered in any court against Mortgagor, any Principal or any Guarantor

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and is not satisfied in full within thirty (30) days after all rights to appeal from the same have expired, or any writ of execution or attachment or similar process is issued or levied against any part of the Premises or any interest therein; or

(h)        Any Guarantor shall fail to comply with any term, covenant or condition of the Environmental Indemnity or the Guaranty, which default shall have extended beyond any period of grace provided therein.

SECTION 8.2      Remedies.

Upon the occurrence of any Event of Default, Mortgagor agrees that Mortgagee may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Premises, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

(a)        declare the entire unpaid principal balance of the Note together with all other Indebtedness to be immediately due and payable, which unpaid sums shall bear interest at the Default Rate from the due date until paid; and/or

(b)        institute proceedings, by judicial action for foreclosure of this Mortgage in which case the Premises or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner; and/or

(c)        institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note or in the other Loan Documents; and/or

(d)        recover judgment on the Note either before, during or after any proceedings for the enforcement of this Mortgage or the other Loan Documents; and/or

(e)        apply for the appointment of a receiver, trustee, liquidator or conservator of the Premises, without regard for the adequacy of the security for the Indebtedness and without regard for the solvency of Mortgagor, any principal or any Guarantor or of any other person, firm or other entity liable for the payment of the Indebtedness in accordance with and in the manner prescribed by applicable law in the state where the Premises is located and in accordance with the terms of Section 8.5 below; and/or

(f)        peaceably enter into or upon the Premises, either personally or by its agents, nominees or attorneys and dispossess Mortgagor and its agents and servants therefrom without liability for trespass, damages or otherwise and exclude Mortgagor and its agents or servants wholly therefrom, and Mortgagor agrees to surrender possession of the Premises and a copy of the books, records and accounts with respect to the Premises to Mortgagee upon demand, and thereupon Mortgagee may exercise all rights and powers of Mortgagor with respect to the Premises including, without limitation:

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(1)        the right to use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Premises and conduct the business thereat; and/or

(2)        the right to make or complete any construction, alterations, additions, renewals, replacements and improvements to or on the Premises as Mortgagee deems advisable; and/or

(3)        the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all rents of the Premises and every part thereof;

(g)        require Mortgagor to pay monthly in advance to Mortgagee, or any receiver appointed to collect the rents, the fair and reasonable rental value for the use and occupation of such part of the Premises as may be occupied by Mortgagor; and/or

(h)        require Mortgagor to vacate and surrender possession of the Premises to Mortgagee or to such receiver and, in default thereof, Mortgagor may be evicted by summary proceedings or otherwise; and/or

(i)        apply the receipts from the Premises, any Charges and interest thereon and/or any unearned Insurance Premiums paid to Mortgagee upon the surrender of any insurance policies maintained pursuant to Section 3.1 hereof (it being agreed that Mortgagee shall have the right to surrender such insurance policies upon the occurrence of an Event of Default), to the payment of the Indebtedness, in such order, priority and proportions as Mortgagee shall deem appropriate in its sole discretion; and/or

(j)        exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code in accordance with the terms of Section 8.6 below, including, without limiting the generality of the foregoing:

(1)        the right to take possession of the Collateral or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Collateral, and

(2)        request Mortgagor at its expense to assemble the Collateral and make it available to Mortgagee at a convenient place acceptable to Mortgagee. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Collateral sent to Mortgagor in accordance with the provisions hereof at least thirty (30) days prior to such action, shall constitute commercially reasonable notice to Mortgagor. Upon any foreclosure or other sale of the Premises pursuant to the terms hereof, Mortgagee may bid for and purchase the Premises and shall be entitled to apply all or any part of the Indebtedness as a credit against the purchase price.

Notwithstanding the provisions of this Section 8.2 to the contrary, if any Event of Default as described in clause (i) or (ii) of Subsection 8.1(f) shall occur, the entire unpaid Indebtedness

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shall be automatically due and payable, without any further notice, demand or other action by Mortgagee.

SECTION 8.3      Application of Proceeds.

The proceeds and avails of any disposition of the Premises, or any part thereof, or any other sums collected by Mortgagee pursuant to the Note, this Mortgage or the other Loan Documents, may be applied by Mortgagee to the payment of the Indebtedness in such priority and proportions as Mortgagee in its discretion shall deem proper.

SECTION 8.4      Right to Cure Defaults.

Upon the occurrence of any Event of Default, Mortgagee may, but without any obligation to do so and without notice to or demand on Mortgagor and without releasing Mortgagor from any obligation hereunder or curing or being deemed to have cured any default hereunder, make or do the same in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof. Mortgagee is authorized to enter upon the Premises for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Premises or to foreclose this Mortgage or collect the Indebtedness, and the cost and expense thereof (including actual attorneys’ fees to the extent permitted by law), with interest as provided in this Section 8.4, shall constitute a portion of the Indebtedness and shall be due and payable to Mortgagee upon demand. All such costs and expenses incurred by Mortgagee in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period after notice from Mortgagee that such cost or expense was incurred to the date of payment to Mortgagee. All such costs and expenses incurred by Mortgagee together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Indebtedness and be secured by this Mortgage and the other Loan Documents and shall be immediately due and payable upon demand by Mortgagee therefor.

SECTION 8.5      Receiver.

Upon the occurrence of an Event of Default, Mortgagee shall be entitled as a matter of right without regard to the solvency or insolvency of Mortgagor, or the existence of waste of the Premises or adequacy of the security of the Premises, and without giving bond to apply for the appointment of a receiver in accordance with the statutes and law made and provided for who shall collect the rents, and all other income of any kind; manage the Premises so to prevent waste; execute leases within or beyond the period of receivership, pay all expenses for normal maintenance of the Premises and perform the terms of this Mortgage and apply the rents, issues, income and profits to the costs and expenses of the receivership, including actual attorneys’ fees, to the repayment of the Indebtedness and to the operation, maintenance and upkeep and repair of the Premises, including payment of taxes on the Premises and payments of premiums of insurance on the Premises and any other rights permitted by law. Mortgagor does hereby irrevocably consent to such appointment. The receiver may, to the extent permitted under applicable law, enter upon and take possession of the Premises, or any part thereof, by appropriate legal proceedings, and remove Mortgagor or any other person or entity and any personal property therefrom, and may hold, operate and manage the same, receive all rents,

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earnings, incomes, issues and proceeds and do the things the receiver finds necessary to preserve and protect the Premises, whether during pendency of foreclosure, during a redemption period, if any, or otherwise.

SECTION 8.6      Rights Under Uniform Commercial Code.

In addition to the rights available to a mortgagee of real property, Mortgagee shall also have all the rights, remedies and recourse available to a secured party under the Code including the right to proceed under the provisions of the Code governing default as to any Collateral as defined in this Mortgage which may be included on the Premises or which may be deemed nonrealty in a foreclosure of this Mortgage or to proceed as to such Collateral in accordance with the procedures and remedies available pursuant to a foreclosure of real estate.

SECTION 8.7      Right to Discontinue Proceedings.

In the event Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted under this Mortgage and shall thereafter elect to discontinue or abandon the same for any reason, Mortgagee shall have the unqualified right to do so and in such event Mortgagor and Mortgagee shall be restored to their former positions with respect to the Indebtedness in which case this Mortgage and all rights, remedies and recourse of Mortgagee shall continue as if such action or exercise of a right had not been invoked.

SECTION 8.8      Waivers.

Mortgagor also waives the benefit of all laws now existing or that may hereafter be enacted providing for (i) any appraisal before sale of any portion of the Premises, and (ii) in any way extending the time for the enforcement and collection of the Note or this Mortgage or creating or extending a period of redemption from any sale made in collecting said debt. To the full extent Mortgagor may do so under applicable law, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter enforced providing for any appraisal, evaluation, stay, or extension and Mortgagor, to the extent permitted by law, waives and releases all rights of valuation, appraisal, stay of execution, notice of election to mature or declare due the whole of this Mortgage and marshaling in the event of foreclosure of the liens hereby created.

Acceptance by Mortgagee of any payment which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of Mortgagee’s right to demand payment of the balance due, or any other rights of Mortgagee at that time or any subsequent time.

SECTION 8.9      Default Interest and Late Charges.

Mortgagor acknowledges that, without limitation to any of Mortgagee’s rights or remedies set forth in this Mortgage, Mortgagee has the right following an Event of Default to demand interest on the principal amount of the Note at the Default Rate and late payment charges in accordance with the terms of the Note.

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SECTION 8.10      Rights Cumulative.

The rights and remedies of Mortgagee as provided in this Mortgage, the Note and any other Loan Document and the warranties contained herein or therein shall be cumulative and concurrent, may be pursued singly, successively or together at the sole discretion of Mortgagee, may be exercised as often as occasion for their exercise shall occur and in no event shall the failure to exercise any such right or remedy be construed as a waiver or release of such right or remedy. No remedy under this Mortgage, the Note or any other Loan Document conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy provided in this Mortgage, the Note or any other Loan Document or provided by law, but each shall be cumulative and shall be in addition to every other remedy given under this Mortgage, the Note or any other Loan Document or now or hereafter existing at law or in equity or by statute.

SECTION 8.11      Mortgagor Not Released.

No delay or omission by Mortgagee in the exercise of any rights or remedies arising under this Mortgage, the Note or any other Loan Document at any time following the happening of an Event of Default shall constitute a waiver of the right of Mortgagee to exercise such rights and remedies at a later time by reason of such Event of Default or by reason of any subsequently occurring Event of Default.

ARTICLE 9.

HAZARDOUS MATERIALS

SECTION 9.1      Definitions.

As used in this Mortgage, the following terms shall have the following meanings:

(a)        The term “Hazardous Substances or Wastes” includes but is not limited to any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, toxic mold, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that are regulated by law because of adverse impact on human health or the environment including, but not limited to, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables, explosives and toxic mold.

(b)        The term “Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances or Wastes, relating to liability for or costs of Remediation or prevention of Releases of Hazardous Substances or Wastes or relating to liability for or costs of other actual or threatened danger to human health or the environment. The term “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the

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Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including, but not limited to, Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term “Environmental Law” also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law which conditions transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the property, requires notification or disclosure of Releases of Hazardous Substances or Wastes or other environmental condition of the Premises to any governmental authority or other person or entity, whether or not in connection with transfer of title to or interest in property, imposes conditions or requirements in connection with permits or other authorization for lawful activity, relates to nuisance, trespass or other causes of action related to the existence of Hazardous Materials or Wastes located on the Premises, and relates to wrongful death, personal injury, or property or other damage as a result of the existence of any Hazardous Materials or Wastes on the Premises.

(c)        The term “Release” with respect to any Hazardous Substances or Wastes includes, but is not limited to, any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances or Wastes.

(d)        The term “Remediation” includes but is not limited to any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substances or Wastes; any actions to prevent, cure or mitigate any Release of any Hazardous Substances or Wastes; any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation, in all instances relating to any Hazardous Substances or Wastes.

(e)        The term “Legal Action” means any claim, suit or proceeding, whether administrative or judicial in nature.

(f)        The term “Indemnified Parties” includes Mortgagee, any person or entity who is or will have been involved in the origination of the Loan, any person or entity who is or will have been involved in the servicing of the Loan, any person or entity in whose name the encumbrance created by the Mortgage is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in the Loan, including, but not limited to, custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties.

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(g)        The term “Losses” includes any losses, damages, costs, actual fees, expenses, claims, suits, judgments, awards, liabilities (including, but not limited to, strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, foreseeable and unforeseeable consequential damages, litigation costs, actual attorneys’ fees, engineers’ fees, environmental consultants’ fees, and investigation costs (including, but not limited to, costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.

SECTION 9.2      Environmental Representations and Warranties.

To the best of Mortgagor’s knowledge, after inquiry hereinafter described, (a) there are no Hazardous Substances or Wastes or underground storage tanks in, on, or under the Premises, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto and (ii) fully disclosed to Mortgagee in writing pursuant to the written report(s) resulting from the environmental assessment(s) of the Premises delivered to Mortgagee (such report(s) are identified in Exhibit “B” attached hereto and are referred to below collectively as the “Environmental Report”); (b) there are no past, present or threatened Releases of Hazardous Substances or Wastes in, on, under or from the Premises except as described in the Environmental Report; (c) there is no threat of any Release of Hazardous Substances or Wastes migrating to the Premises except as described in the Environmental Report; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Premises, except as described in the Environmental Report; (e) Mortgagor does not know of, and has not received, any written notice from any governmental entity relating to Hazardous Substances or Wastes or Remediation thereof, of possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Premises, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and (f) Mortgagor has truthfully and fully provided to Mortgagee, in writing, any and all information relating to conditions in, on, under or from the Premises that is known to Mortgagor and that is contained in files and records of Mortgagor including, but not limited to, any reports relating to Hazardous Substances or Wastes in, on, under or from the Premises and/or to the environmental condition of the Premises. The foregoing representations are based upon the matters within the actual, present knowledge of the person signing this Mortgage on behalf of the Mortgagor after review of the Environmental Report and the files of the Mortgagor pertaining to the Premises, interview of the former attorneys for and officers and directors of the Mortgagor, investigation of public records as described in the Environmental Report, review of the surveys prepared in connection with this Mortgage transaction, a personal inspection of the Premises by the person signing this Mortgage on behalf of the Mortgagor and examination of pleadings, discovery documents and expert witness reports and studies in litigation in which the Mortgagor has been a party.

SECTION 9.3      Environmental Covenants.

Mortgagor covenants and agrees that: (a) all uses and operations on or of the Premises by Mortgagor or any other person or entity shall be in compliance with all Environmental Laws and

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permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Substances or Wastes in, on, under or from the Premises by Mortgagor or anyone controlled by, controlling or under common control with Mortgagor; (c) Mortgagor shall keep the Premises free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Mortgagor or any other person or entity (“Environmental Liens”); (d) Mortgagor shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Premises, pursuant to any reasonable written request of Mortgagee (provided that such request is made based upon Mortgagee’s reasonable belief that there are Hazardous Substances or Wastes in, or under the Premises which are not in compliance with Environmental Laws), and share with Mortgagee the reports and other results thereof, and Mortgagee and other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (e) Mortgagor shall, at its sole cost and expense, comply with all reasonable written requests of Mortgagee to (i) effectuate Remediation of any violation of any Environmental Law (including, but not limited to, a Release of a Hazardous Substance) in, on, under or from the Premises; (ii) comply with any Environmental Law; (iii) comply with any directive from any governmental authority; and (iv) take any other action necessary or appropriate for protection of human health or the environment; (f) Mortgagor shall not do or allow any tenant or other user of the Premises to do any act that may result in the Releases of Hazardous Substances or Wastes in, on, under or from the Premises; and (g) Mortgagor shall immediately notify Mortgagee in writing of (i) any presence or Releases or threatened Releases of Hazardous Substances or Wastes in, on, under, from or migrating towards the Premises; (ii) any non-compliance with any Environmental Laws related in any way to the Premises; (iii) any actual or potential Environmental Lien; (iv) any required or proposed Remediation of environmental conditions relating to the Premises; and (v) any written or oral notice to Mortgagor or of which Mortgagor becomes aware concerning the Premises of any violation of any Environmental Law, of the existence or discharge of Hazardous Materials on or from the Premises, of any requirement or need for Remediation of or upon the Premises, of liability of any person or entity with respect to the Premises pursuant to any Environmental Law, other adverse environmental conditions in connection with the Premises, or any administrative or judicial proceedings concerning the Premises in connection with any environmental conditions referred to in this Mortgage.

SECTION 9.4      Mortgagee’s Right to Inspect and Conduct Testing.

The Mortgagee and any other person or entity designated by Mortgagee (including, but not limited to, any receiver, any representative of a governmental entity and any environmental consultant), shall have the right but not the obligation to enter upon the Premises at all reasonable times to assess any and all aspects of the environmental condition of the Premises and its use including, but not limited to, conducting any environmental assessment or audit (the scope of which shall be determined in Mortgagee’s reasonable discretion) and taking samples of soil, groundwater or other water, air or building materials, and conducting other invasive testing. Mortgagor shall cooperate with and provide access to the Mortgagee and any such person or entity designated by the Mortgagee. All such investigations shall be performed at Mortgagor’s sole cost and expense.

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SECTION 9.5      Indemnification.

Mortgagor covenants and agrees at its sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) the past, present or future presence, Release or threatened Release of any Hazardous Substances or Wastes in, on, above, or under the Premises; (b) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Laws) in connection with the Premises or operations thereon; (c) any legal or administrative processes or proceedings or judicial proceedings concerning Hazardous Substances or Wastes; (d) any personal injury, wrongful death, or property or other damage arising under any statutory or common law or tort law theory concerning Hazardous Substances or Wastes; and (e) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations in this Mortgage or any covenants which are related to Hazardous Substances or Wastes or Environmental Law (except to the extent the same relate solely to Hazardous Substances or Wastes first introduced to the Premises by anyone other than Mortgagor or its agents or employees following the date of issuance and recording of a Certificate of Title incident to foreclosure of this Mortgage or the date of recording of a deed in lieu of foreclosure that is accepted by Mortgagee.

ARTICLE 10.

MISCELLANEOUS

SECTION 10.1      Release of Mortgage.

When all Indebtedness has been paid, this Mortgage and all assignments herein contained shall, except as otherwise provided herein, terminate and shall be released by Mortgagee at Mortgagor’s expense.

SECTION 10.2      Time of the Essence.

Time is of the essence with regard to the performance of the obligations of Mortgagor in this Mortgage and each and every term, covenant and condition herein by or applicable to Mortgagor.

SECTION 10.3      Governing Law.

This Mortgage and the rights and obligations of all parties hereunder shall be governed by and construed in accordance with the laws of the State or Commonwealth in which the Premises are located.

SECTION 10.4      Jurisdiction.

The parties hereto irrevocably (a) agree that any suit, action or other legal proceeding arising out of or relating to this Mortgage shall be brought exclusively in a court of record sitting Miami-Dade County, Florida, or in the courts of the United States of America located in such place, (b) consent to the exclusive jurisdiction of such court in any suit, action or proceeding, and

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(c) waive any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.

SECTION 10.5     Use of Loan and Premises.

Mortgagor represents and warrants to Mortgagee that the Indebtedness evidenced by the Note is a business loan transacted solely for the purpose of carrying on the business of Mortgagor and not a consumer transaction, that the Premises does not constitute the homestead of Mortgagor, and that the Premises are not used for agricultural purposes.

SECTION 10.6     Captions.

The captions to the sections of this Mortgage are for convenience only and shall not be deemed part of the text of the respective sections and shall not vary, by implication or otherwise, any of the provisions of this Mortgage.

SECTION 10.7     Notices.

Any notice which any party hereto may desire or may be required to give to any other party shall be in writing and either (a) mailed by certified mail, return receipt requested, or (b) sent by an overnight carrier which provides for a return receipt. Any such notice shall be sent to the respective party’s address as set forth in the first paragraph of this Mortgage or to such other address as such party may, by notice in writing, designate as its address. A copy of any notice to the Mortgagor shall be given also to Earl M. Barker, Jr., Slott, Barker & Nussbaum, 334 East Duval Street, Jacksonville, Florida 32202. Any such notice shall constitute service of notice hereunder when received by the party to whom the notice is given; provided however, that the notice shall be effective when deposited with the United States Postal Service or overnight carrier if the notice is not delivered because delivery of the notice was refused, delivery was not accomplished because the addressee refused or failed to retrieve the same after notice given as provided in United States Postal Service regulations, the address provided by the party to whom notice is to be given for the giving of notices was insufficient or such party is no longer to found at such address or because such party failed to make itself available for delivery of notices at its addressed office between 10:00 am and 2:00 pm on non-weekend and non-holidays.

SECTION 10.8     Severability.

The parties hereto intend that each provision of this Mortgage comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or any portion of any provision contained in this Mortgage is held by a court of law to be invalid, illegal, unlawful, void or unenforceable as written in any respect, then it is the intent of all parties hereto that such portion or provision shall be given force to the fullest possible extent that it is legal, valid and enforceable, that the remainder of this Mortgage shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion or provision was not contained therein, and the rights, obligations and interests of Mortgagor and Mortgagee under the remainder of this Mortgage shall continue in full force and effect.

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SECTION 10.9     Successors and Assigns.

This Mortgage and each and every covenant, agreement and other provision hereof shall be binding upon Mortgagor and its successors and assigns, including, without limitation each and every person or entity that may, from time to time, be record owner of the Premises or any other person having an interest therein, shall run with the land and shall inure to the benefit of Mortgagee and its successors and assigns. As used herein the words “successors and assigns” shall also be deemed to include the heirs, representatives, administrators and executors of any natural person who is a party to this Mortgage. Nothing in this Section shall be construed to constitute consent by Mortgagee to assignment of this Mortgage by Mortgagor.

SECTION 10.10     No Oral Modification.

This Mortgage may not be modified or discharged orally, but only by an agreement in writing signed by Mortgagor and Mortgagee.

SECTION 10.11     Indemnity.

Mortgagor agrees to indemnify, protect, hold harmless and defend Mortgagee from and against any and all losses, liabilities, suits, actions, obligations, fines, damages, judgments, penalties, claims, causes of action, charges, costs and expenses (including actual attorneys’ fees, disbursements and court costs prior to trial, at trial and on appeal) which may be imposed on, incurred or paid by, or asserted against Mortgagee by reason or on account of, or in connection with, (i) the construction, reconstruction or alteration of the Premises, (ii) any negligence of Mortgagor or any tenant of any portion of the Premises or any of their respective agents, contractors, subcontractors, servants, directors, officers, employees, licensees or invitees, or (iii) any accident, injury, death or damage to any person or property occurring in, on or about the Premises or any street, drive, sidewalk, curb or passageway adjacent thereto, except to the extent that the same results directly from the gross negligence or the willful misconduct of Mortgagee. Any amount payable to Mortgagee under this Section shall be due and payable upon demand therefor and receipt by Mortgagor of a statement from Mortgagee setting forth in reasonable detail the amount claimed and the basis therefor. Mortgagor’s obligations under this Section shall survive the repayment or any other satisfaction of the Note and shall not be affected by the absence or unavailability of insurance covering the same or by the failure or refusal of any insurance carrier to perform any obligation on its part under any such policy of insurance. If any claim, action or proceeding is made or brought against Mortgagee which is subject to the indemnity set forth in this Section, Mortgagor shall resist or defend against the same, at no expense to Mortgagee, in Mortgagor’s own name or, if necessary, in the name of Mortgagee, by attorneys appointed by Mortgagor’s insurance carrier (if the same is covered by insurance) or by attorneys retained by Mortgagor and approved by Mortgagee which approval shall not be unreasonable withheld, conditioned or delayed. Notwithstanding the foregoing, Mortgagee, in its discretion, if it disapproves of the attorneys provided by Mortgagor or Mortgagor’s insurance carrier, may engage its own attorneys to resist or defend, or to assist therein at its sole cost and expense.

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SECTION 10.12     Representations of Mortgagor.

Mortgagor affirmatively represents and warrants that the written terms of the Loan Documents, and each of them, accurately reflect the mutual understanding of Mortgagor and Mortgagee, as to all matters addressed therein, and Mortgagor further represents and warrants that there are no other agreements or understandings, written or oral, which exist between Mortgagor and Mortgagee relating to the matters addressed in the Loan Documents except such agreements as may be in writing and executed by both Mortgagor and Mortgagee.

SECTION 10.13     Mortgagee’s Expenses.

Should Mortgagee make any payments hereunder or under the Note or under any other Loan Documents or incur any liability, loss or damage under or by reason of this Mortgage, the Note or any other Loan Documents, or in the defense of any claims or demands, the amount thereof, and all costs and expenses, including all filing, recording, and title fees and any other expenses relating to the Indebtedness, including without limitation filing fees for UCC continuation statements and any expense involving modification thereto, actual attorneys’ fees, and any and all costs and expenses incurred in connection with making, performing, or collecting the Indebtedness or exercising any of Mortgagee’s rights under the Note, this Mortgage or any other Loan Documents, including actual attorneys’ fees, the cost of appraisals and the cost of any environmental inspections in connection therewith, and all claims for brokerage and finder’s fees which may be made in connection with the making of the Loan, together with interest thereon, at the Default Rate, shall become part of the Indebtedness and shall be secured by this Mortgage and the other Loan Documents and Mortgagor hereby agrees to reimburse Mortgagee therefor immediately upon demand. Such sums, costs and expenses shall be, until so paid, part of the Indebtedness and Mortgagee shall be entitled, to the extent permitted by law, to receive and retain the full amount of the Indebtedness in any action for redemption by Mortgagor, for an accounting for the proceeds of a foreclosure sale or of insurance proceeds or for apportionment of an eminent domain damage award.

SECTION 10.14     Mortgagee’s Right to Counsel.

If Mortgagee retains attorneys to enforce any of the terms of the Loan Documents or because of the breach by Mortgagor of any of the terms hereof or of any of the other Loan Documents, or for the recovery of any Indebtedness, Mortgagor shall pay to Mortgagee actual attorneys’ fees and all costs and expenses, whether or not an action is actually commenced and the right to such actual attorneys’ fees and all costs and expenses shall be deemed to have accrued on the date such attorneys are retained, shall include fees and costs in connection with litigation, mediation, bankruptcy and/or administrative proceedings, and shall be enforceable whether or not such action is prosecuted to judgment and shall include all appeals. Attorneys’ fees and expenses shall for purposes of this Mortgage include all paralegal, electronic research, legal specialists and all other costs in connection with that performance of Mortgagee’s attorneys.

If Mortgagee is, by reason of being the holder of this Mortgage, made a party defendant of any litigation, action, proceeding, (including without limitation condemnation or insurance loss matters) concerning this Mortgage or the Premises or any part thereof or therein, or the

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construction, maintenance, operation or the occupancy or use thereof by Mortgagor, then Mortgagor shall indemnify, defend and hold Mortgagee harmless from and against all liability by reason of said litigation, including actual attorneys’ fees and all costs and expenses incurred by Mortgagee in any such litigation or other proceedings, whether or not any such litigation or other proceedings is prosecuted to judgment or other determination.

SECTION 10.15     Other Representations and Warranties.

All statements contained in the Commitment or in any loan application, certificate or other instrument delivered by or on behalf of Mortgagor to Mortgagee or Mortgagee’s representatives in connection with the Indebtedness shall constitute representations and warranties made by Mortgagor hereunder. Such representations and warranties made hereunder and thereunder shall survive the delivery of this Mortgage, and any misrepresentations thereunder shall be deemed as misrepresentations hereunder.

SECTION 10.16     Survival of Representations Warranties and Covenants.

All representations, covenants and warranties contained herein or in any of the other Loan Documents shall survive the delivery of the Note, this Mortgage and all other Loan Documents executed in connection herewith and the provisions hereof shall continue to inure to the benefit of Mortgagee, its successors and assigns.

SECTION 10.17     Waiver of Jury Trial.

MORTGAGEE BY ITS ACCEPTANCE HEREOF AND MORTGAGOR HEREBY VOLUNTARILY, KNOWINGLY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS MORTGAGE OR CONCERNING THE INDEBTEDNESS AND/OR ANY COLLATERAL SECURING SUCH INDEBTEDNESS, REGARDLESS OF WHETHER SUCH ACTION OR PROCEEDING CONCERNS ANY CONTRACTUAL OR TORTIOUS OR OTHER CLAIM. MORTGAGOR ACKNOWLEDGES THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO MORTGAGEE IN EXTENDING CREDIT TO MORTGAGOR, THAT MORTGAGEE WOULD NOT HAVE EXTENDED SUCH CREDIT WITHOUT THIS JURY TRIAL WAIVER, AND THAT MORTGAGOR HAS BEEN REPRESENTED BY AN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY IN CONNECTION WITH THIS JURY TRIAL WAIVER AND UNDERSTANDS THE LEGAL EFFECT OF THIS WAIVER.

SECTION 10.18     Minimum Requirement.

Mortgagor recognizes that the requirements imposed upon Mortgagor hereunder, including, without limitation, insurance requirements, are minimum requirements as determined by Mortgagee and do not constitute a representation by Mortgagee to Mortgagor that the requirements are complete or adequate or are sufficient to protect the interests of Mortgagor. Mortgagor understands that it is Mortgagor’s duty and responsibility to act prudently and responsibly at all times for Mortgagor’s protection and for the protection of the Premises. This

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Section is not intended to form the basis for the imposition of any additional requirements upon Mortgagor by Mortgagee.

SECTION 10.19     Reproduction of Documents.

This Mortgage and all documents relating thereto, specifically excluding the Note but including, without limitation, consents, waivers and modifications which may hereafter be executed, financial and operating statements, certificates and other information previously or hereafter furnished to Mortgagee, may be reproduced by Mortgagee by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and Mortgagee may destroy any original document (“Master”) so reproduced. Mortgagor agrees and stipulates that any such reproduction is an original and shall be admissible in evidence as the Master in any judicial or administrative proceeding (whether or not the Master is in existence and whether or not such reproduction was made or preserved by Mortgagee in the regular course of business) and any enlargement, facsimile or further reproduction of such a reproduction shall be no less admissible.

SECTION 10.20     Partial Non-Recourse to Mortgagor After Construction Loan Term.

During the Construction Loan Term, as defined in the Loan Agreement, Mortgagor shall personally be liable for the prompt payment of all sums owing hereunder, and any other sums due pursuant to the Loan Documents. After the commencement of the Permanent Loan Term, and notwithstanding anything to the contrary contained in the Note or this Mortgage and subject to Paragraphs 28 and 29 of the Note, the Mortgagor shall have no personal liability for the Indebtedness and for the performance of the other agreements, covenants and obligations contained in the Note, this Mortgage and the other Loan Documents, all such liability being expressly waived by Mortgagee, and Mortgagee’s sole recourse upon default hereunder or under any Loan Document, including but not limited to Mortgagee’s monetary remedies under the Note or the other Loan Documents, shall be limited to Mortgagor’s interest in the Premises and the improvements, furnishings, equipment, leases and rents on which this Mortgage and the Assignment of Leases constitute a lien.

Notwithstanding the foregoing, it is expressly understood and agreed that the aforesaid limitation on liability shall in no way affect or apply to Mortgagor’s continued personal liability for the payment to Mortgagee of:

(a)        any rents, issues, profits and/or income collected by Mortgagor and not paid to Mortgagee in excess of normal and verifiable operating expenses from the Premises after the occurrence of an Event of Default hereunder or under any other Loan Document;

(b)        unrefunded security deposits made by tenants of the Premises to the Mortgagor and not delivered to Mortgagee;

(c)        any rent, issues, profits and/or income from the Premises which have been prepaid more than thirty (30) days in advance and not paid to Mortgagee;

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(d)        to the extent not paid by Mortgagor or Tenant and reserved or held in escrow or impound by Mortgagee, unpaid amounts of payments of Charges, payment of which is required to be made by Mortgagor under the terms hereof;

(e)        insurance proceeds and condemnation awards (or sums paid in lieu thereof), payments and/or other form of consideration which Mortgagor receives and which are used for any purpose inconsistent with the terms hereof or in a manner otherwise not approved in writing by Mortgagee;

(f)        an amount necessary to satisfy any construction lien, mechanics’ liens, materialmen’s liens or similar type lien against the Premises;

(g)        damage suffered by Mortgagee due to any waste of the Premises committed or permitted by Mortgagor or its agents or employees, or from a failure by Mortgagor to maintain or repair the Premises in the manner required herein;

(h)        losses, liabilities, costs, expenses, damages or claims incurred by or asserted against Mortgagee as a result of Mortgagor’s failure to observe, comply or perform any of its covenants and indemnities respecting the existence, handling, storage, transportation, release or discharge of Hazardous Substances or Wastes;

(i)        any loss or claim incurred by or asserted against Mortgagee as a result of fraud or misrepresentation in connection with the Loan;

(j)        all taxes and fees required to be paid to any governmental entity for the transfer of title to the Premises; and

(k)        actual and reasonable attorneys’ fees and expenses incurred by Mortgagee in connection with enforcement of Mortgagee’s rights under this Section.

Nothing contained herein shall be deemed to release any entity or person from their obligations under the terms of any separate Environmental Indemnity or Guaranty executed in connection with the Loan secured by this Mortgage.

SECTION 10.21     Full Recourse.

A         Notwithstanding the provisions of Section 10.20 to the contrary, Mortgagor shall remain personally liable for the prompt payment of all sums owing hereunder, and any other sums due pursuant to the Loan Documents, including actual attorneys’ fees and all other costs of collection, upon the occurrence of any of the following:

(a)        Mortgagee was induced by fraud to make the Loan evidenced by the Note; or

(b)        Mortgagee is prevented from acquiring title to the Property following an Event of Default and Mortgagee is unsuccessful in collecting on any title insurance policy that it holds in connection with the Property because of forfeiture of Mortgagor’s title under federal, state or local laws; or

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(c)        Mortgagor voluntarily files a petition or commences any case or proceeding under any provision or chapter of the United States Bankruptcy Code or Florida Crown Development Corporation files an involuntary petition against Mortgagor and Mortgagor consents thereto or an Order for Relief is entered that is neither stayed nor reversed on appeal, unless Mortgagor consents to relief from any automatic stay imposed by reason of the filing of such petition or entry of such Order prior to the hearing thereon; or

(d)        a prohibited transfer occurs under the Security Instrument.

ARTICLE 11.

STATE SPECIFIC PROVISIONS

SECTION 11.1     Incorporation of State Law Provisions.

Certain provisions/sections of this Mortgage and certain additional provisions/sections that are required by laws of the State or Commonwealth in which the Premises are located may be amended, described and/or otherwise set forth in more detail on Exhibit “C” attached hereto, which such Exhibit by this reference, is incorporated into and made a part of this Mortgage. In the event of any conflict between such state law provisions and any provision herein, the state law provisions shall control.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

SIGNATURES ARE ARE CONTAINED ON THE FOLLOWING PAGE.]

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Mortgagor has caused this Mortgage to be executed as of the date first above written.

WITNESSES:

Name:	/S/ Jennifer A. Jones

Print Name:	Jennifer A. Jones

Name:	/S/ L. Reed Bloodworth

Print Name:	L. Reed Bloodworth

IMESON WEST I, LLC, a Florida limited liability company

By	: /S/ Daniel B. Webb
DANIEL B. WEBB, Manager

STATE OF FLORIDA	)
) ss.
COUNTY OF ORANGE	)

The foregoing instrument was acknowledged before me this 25th day of August, 2007, by DANIEL B. WEBB, the Manager of IMESONWEST I, LLC, a Florida limited liability company, on behalf of the company. He [    ] is personally known to me or [ X ] has produced Florida Driver’s License as identification.

(SEAL)	/S/ Jennifer A. Jones
	(Print or type name of Notary)	Jennifer A. Jones
Notary Public, State of Florida

My commission expires:  April 26, 2010.

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EXHIBIT “A”

Legal Description

[Omitted as not necessary to an understanding of the Agreement]

EXHIBIT “B”

ENVIRONMENTAL REPORTS

[Omitted as not necessary to an understanding of the Agreement]

EXHIBIT “C”

APPLICABLE STATE LAWS

[Omitted as not necessary to an understanding of the Agreement]

Loan No. 09090